An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

Preliminary Offering Circular

Subject to Completion. Dated _________2021

UAV Corp.

(Exact name of issuer as specified in its charter)

Wyoming

(State or other jurisdiction of incorporation or organization)

 115 County Road 381

Wewahitchka, FL 32465

850-588-1747

(Address, including zip code, and telephone number, including area code of issuer’s principal executive office)

3721	30-1152182
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Maximum offering of 66,666,667 Shares

This is a public offering of up to $10,000,000 in shares of Common Stock of UAV Corp. at a price of $0.15 per share.

The offering will terminate on the earlier of: (i) the date when the sale of all shares is completed, or (ii) 365 days from the date the Offering is approved by the state of New York (unless extended by the Company, in its own discretion, for up to another 90 days).

Our Common Stock currently trades on the OTC Pink market under the symbol “UMAV:OTC Pink” and the closing price of our Common Stock on April 14, 2021 was $0.168. Our Common Stock currently trades on a sporadic and limited basis.

We are offering our shares without the use of an exclusive placement agent. However, the Company reserves the right to retain one. The proceeds will be disbursed to us and the purchased shares will be disbursed to the investors. If the offering does not close, for any reason, the proceeds for the offering will be promptly returned to investors without interest.

We expect to commence the sale of the shares within two calendar days of the date on which the Offering Statement of which this Offering Circular is qualified by the Securities Exchange Commission.

See “Risk Factors” to read about factors you should consider before buying shares of Common Stock.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

This Offering Circular is following the offering circular format described in Part II (a)(1)(ii) of Form 1-A.

Offering Circular dated _____, 2021

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Offering Circular. You must not rely on any unauthorized information or representations. This Offering Circular is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date.

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SUMMARY

This summary highlights information contained elsewhere in this Offering Circular. This summary does not contain all of the information that you should consider before deciding to invest in our Common Stock. You should read this entire Offering Circular carefully, including the “Risk Factors” section, our historical consolidated financial statements and the notes thereto, and unaudited pro forma financial information, each included elsewhere in this Offering Circular. Unless the context requires otherwise, references in this Offering Circular to “the Company,” “we,” “us” and “our” refer to UAV Corp.

Our Company

UAV Corp. (the “Company”) was originally incorporated on December 29, 1995 in Wyoming as “International Network Marketing Group, Inc.” subsequently changing its name to “Portalzone.com, Inc.” on March 1, 2000, then to “Status Wines of Tuscany, Inc.” on June 27, 2000, then to “Mariner’s Choice International, Inc.” on May 30, 2007.   On January 18, 2013, the Company redomiciled in the state of Wyoming. On September 23, 2015, the Company changed its name to Han Tang Technology, Inc. In 2016, the Company abandoned operations and focused on seeking an acquisition target. On January 27, 2020, the Company purchased R Squared Technologies, Inc., a Delaware corporation being held as a wholly owned subsidiary (“R Squared”). We submitted our name change from Han Tang Technology, Inc. to UAV Corp to the state of Wyoming on June the 8, 2020.  We applied to FINRA and the OTC markets for a name and symbol change receiving approval from FINRA for our name to be changed to UAV Corp with the effective date January 11, 2021 and we will begin trading under the new symbol UMAV as listed on OTC Markets on February 10, 2021.

Overview

The Company’s operations are based primarily in its wholly owned subsidiary, R Squared. R Squared engaged Patriot Government Services, LLC (“PATRIOT”)—a Service Disabled Veteran Owned Small Business Concern (SDVOSB) to develop the Sentinel Mobile Communication Center. R Squared purchased the technology including the R Squared Sentinel Logo and name.

The R2 SENTINEL (“SENTINEL”) is a portable, battery-powered, Internet Protocol (IP) data and voice system that features Wi-Fi, Long Term Evolution (LTE) and Broadband Global Area Network (BGAN), options serving the needs of local, state, and federal government agencies as well as the commercial market place.

ABOUT UAV Corp.

UAV Corp. formerly Han Tang Technologies, Inc., (“OTC:UMAV”) was created thru a combination of recently acquired subsidiaries initially R Squared Technologies, Inc.(“R2”), a technology company that has developed the SENTINELTM  a man portable communication network between wired and Wi-Fi enabled devices within a secure network.  It can be used for both defense and emergency management applications. The SENTINELTM provides an immediate command and control network and provides a communication solution in response to a variety of adverse circumstances, including severe weather, natural disasters, power outages or even a hostile attack.

The SENTINELTM was conceived in the wake of Hurricane Katrina in New Orleans, the earthquakes in Haiti and Northern Italy, as well as the subsequent horrific flooding events in both Louisiana, North Carolina, Texas, and Florida, to address the disastrous breakdown in emergency response communications. All these events demonstrated the need for mobile communication systems at the local and the first response levels. The inability to communicate in all these disasters resulted in chaos and the additional loss of life. As a result, the SENTINELTM was designed and is ready for production. SENTINELTM was developed to create a “Communication Network” to immediately establish a command and control network at the epicenter of a disaster or need.

R2’s SENTINELTM “black box” market size is approximately $30.2 billion by 2022 as it relates to the SATCOM industry. The market increases when the “Sentinel” becomes integrated into the 5G and WIFI vertical markets which is over $100 billion. The Sentinel will be integrated into a network system in co-development with R2’s acquisition of Skyborne Technology, Inc. (“STI”), for communication and data links encompassing Unmanned Aerial Systems, (“UAS”) for unmanned operations for Disaster Relief and Homeland Defense applications. Some of the key players profiled in the SATCOM equipment market include General Dynamics Corporation (US), Cobham Plc (UK), L3 Technologies (US), Viasat (US), and Harris Corporation (US). These players offer advanced technology systems, products, and services.

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As part of UAV Corp group of companies, R Squared also holds Skyborne Technology, Inc. as a 100% wholly owned subsidiary acquired on a stock for stock exchange. (“Skyborne”), is a Florida corporation incorporated on August 23, 2018. R2’s acquisition of Skyborne Technology, Inc. (“STI”) a designer and developer of manned and unmanned next generation aviation systems has opened its new manufacturing facility in Gulf County, FL. The company chose the area specifically to have access to employ manned and unmanned aircraft pilots, skilled manufacturing labor for composites, aircraft aluminum and high bullet proof fabrics. As part of opening of the new manufacturing facility, STI plans to unveil their Tether/Airship and Drone technology in the spring of 2021 at their newly acquired airport in Port St. Joe, Florida.  The acquisition of the Airport provides STI with a home to begin testing their aviation products for target markets such as Agriculture Assessment, Communications, Education, Defense, Border Security, Health, Natural Disasters, Policing, Traffic Control and other applications.

Specifically, the tether-airships range in size and shape. The SA-70 semi-rigid spherical airship is approximately 70 feet in diameter (round) and is a unique advertising platform and can also be utilized to launch and recover drones for local security and governmental needs. This design can be a manned or unmanned capability. The DATT tether-airship cylinder shape are 100 feet to 250 feet in length and in the tether configuration it is a communication asset with the drone package. When the LTA cylinder releases from the tether, it becomes a remotely piloted UAS system. The commercial usage (manned operations) for the 250-foot cylinder class (SMA-600) can be utilized for advertising, transportation, sightseeing, shipping, surveillance and other.

The UAV Corp “companies” will integrate all the combined technologies into a seamless communication platform(s) with manned and unmanned systems for WIFI /Cellular and other. The UAS systems will come complete with the Sentinel communication package, a detachable airship from a Tether (DATT) and drones inside the tether/ airship aerial platform for launch and recovery.

THE MARKET

The combined technologies within the UAV Corp  group of companies, potential market is vast with profitable opportunities. Since the platform(s) are qualified as Unmanned Aerial Vehicles (UAV), the market alone is currently over 100 billion per a market analysis by Goldman Sachs. The “drone” market for both commercial and government is expected to grow to more than $125 billion by 2025.

The Lighter-Than-Air “LTA” market is approximately $10 billion. UAVC’s DATT (Detachable Airship from a Tether) is a game changer in the industry with the addition of integrating launching and recovering drones from an aerial platform (cell tower at high altitude). The combined integrated system(s) impact DATT’s market potential.

The Disaster Recovery Solutions target market is to grow to over $26 billion by 2025. Again, the integration of STI’s Aerostat/Airship technology with the Sentinel mobile communication system impacts a greater market potential.

UAV Corp currently has no competition with the detachable airship from a tether (DATT) that is currently available. Our first DATT system are planned to begin test flights in the Spring of  2021.

COMPETITION

The current government drone manufactures are led by General Atomics Aeronautical Systems Inc., Northrop Grumman Corporation, The Boeing Company, BAE Systems plc, Israel Aerospace Industries (ISA), Dassault Aviation SA, and Nexter System. However, the cost of these drones to procure is expensive. UAVC’s cost to market is affordable to emerging global markets and a low-cost alternative to U.S. government programs.

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Commercial drone manufactures are vast and range in capabilities. UAV Corp will be purchasing commercial high-grade cost-effective drones that will be integrated into the tether/airship system. The leading commercial drone manufacturers are AeroVironment, DJI Technology Co., Parrot, SA, 3D Robotics, Lepton Unmanned Aircraft Systems, PrecisionHawk, Yuneec International Co. Ltd., Aeron Labs, Trimble Navigation Ltd., Insitu and many others.

Tethered Aerostats major manufacturers in this market are Lockheed Martin Corporation (U.S.), Raytheon Company (U.S.), TCOM L.P. (U.S.), Raven Industries (U.S.), Augur Rosaerosystems (Russia), ILC Dover (U.S.), Exelis (U.S.), RT LTA Systems Ltd. (Israel), Lindstrand Technologies (U.K.), Aeroscraft Corporation (U.S.), Rafael Advanced Systems (Israel), Allsopp Helikites (U.K.), Hybrid Air Vehicles (U.K.), Near Space Systems (U.S.), among others. The above mentioned do not have a DATT system with a Sentinel communication package for command and control for UAV’s unmanned systems, a unique capability.

The Airship market consists of manufactures such as Zeppelin Luftschiffechnik GMBH, Hybrid Air Vehicles Ltd., Freight Express Indonesia, Prima Cargo, Boeing, Varialift Airships, CargoLifter AG, Dynalifter, Worlwide Aeros, Shanghai Vantage Airship manufacture Co. Ltd., and Lockheed Martin. Most of these airship manufacturers are in various stages of development targeting cargo and mid altitude surveillance.

THE OFFERING

Common Stock we are offering	Maximum offering of 66,666,667 shares at $0.15 per share.

Common Stock outstanding before this Offering	6,188,845 Common Stock, par value $0.0001

Use of proceeds

The funds raised per this offering will be utilized to cover the costs of this offering and to provide working capital to obtain government licenses, payoff debts, purchase an extraction facility, and marketing our products. See “Use of Proceeds” for more details.

Risk Factors	See “Risk Factors” and other information appearing elsewhere in this Offering Circular for a discussion of factors you should carefully consider before deciding whether to invest in our Common Stock.

This offering is being made on a self-underwritten basis without the use of an exclusive placement agent, although the Company may choose to engage a placement agent at its sole discretion. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Management will make its best effort to fill the subscription in the state of New York. However, in the event that management is unsuccessful in raising the required funds in New York, the Company may file a post qualification amendment to include additional jurisdictions that management has determined to be in the best interest of the Company for the purpose of raising the maximum offer.

In the event that the Offering Circular is fully subscribed, any additional subscriptions shall be rejected and returned to the subscribing party along with any funds received.

In order to subscribe to purchase the shares, a prospective investor must complete a subscription agreement and send payment by check, wire transfer or ACH. Investors must answer certain questions to determine compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)(C) under the Securities Act of 1933, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by the investor for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth. In the case of an investor who is not a natural person, revenues or net assets for the investors’ most recently completed fiscal year are used instead.

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The Company has not currently engaged any party for the public relations or promotion of this offering.

As of the date of this filing, there are no additional offers for shares, nor any options, warrants, or other rights for the issuance of additional shares except those described herein.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth in this Offering Circular, including the consolidated financial statements and the related notes, before making a decision to buy our Common Stock. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our Common Stock could decline, and you may lose all or part of your investment.

This offering contains forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our customers’ or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as other sections in this prospectus, discuss the important factors that could contribute to these differences.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

This prospectus also contains market data related to our business and industry. This market data includes projections that are based on a number of assumptions. If these assumptions turn out to be incorrect, actual results may differ from the projections based on these assumptions. As a result, our markets may not grow at the rates projected by these data, or at all. The failure of these markets to grow at these projected rates may have a material adverse effect on our business, results of operations, financial condition and the market price of our Common Stock.

Risk Related to our Company and our Business and Industry

We have a history of operating losses and expect to incur significant additional operating expenses.

We are currently in the business development stage and have limited commercial sales of our products and, accordingly, we cannot guarantee that we will become profitable. Moreover, even if we achieve profitability, given the competitive and evolving nature of the industries in which we operate, we may be unable to sustain or increase profitability and failure to do so would adversely affect its business, including our ability to raise additional funds.

We will need substantial additional funding and may be unable to raise capital when needed, which would force us to delay, curtail or eliminate one or more of our research and development programs or commercialization efforts.

Our operations have consumed substantial amounts of cash since inception. We expect to continue to spend substantial amounts on product and software development. We will require additional funds to support our continued research and development activities, as well as the costs of commercializing, marketing, and selling any new products and/or services resulting from those activities.

Until such time, if ever, that we can generate sufficient revenue and achieve profitability, we expect to seek to finance future cash needs through equity or debt financings or corporate collaborations and/or strategic arrangements. We currently have no other commitments or agreements relating to any of these types of transactions and cannot be certain that additional funding will be available on acceptable terms, or at all. If we are unable to raise additional capital, we may have to delay, curtail or eliminate commercializing, marketing and selling one or more of our solutions.

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Product development is a long, expensive and uncertain process.

The development of both UAV software and hardware is a costly, complex and time-consuming process, and investments in product development often involve a long wait until a return, if any, can be achieved on such investment. We might face difficulties or delays in the development process that will result in our inability to timely offer products that satisfy the market, which might allow competing products to emerge during the development and certification process. We anticipate making significant investments in research and development relating to our products and services, but such investments are inherently speculative and require substantial capital expenditures. Any unforeseen technical obstacles and challenges that we encounter in the research and development process could result in delays in or the abandonment of product commercialization, may substantially increase development costs, and may negatively affect our results of operations.

Successful technical development of our products does not guarantee successful commercialization.

Although we have successfully completed the technical development of our original UAV systems. Our success in the market for the products and services we develop will depend largely on our ability to properly demonstrate their capabilities. Upon demonstration, our solutions may not have the capabilities they were designed to have or that we believed they would have. Furthermore, even if we do successfully demonstrate our products’ capabilities, potential customers may be more comfortable doing business with a competitor; or may not feel there is a significant need for the products we develop. As a result, significant revenue from our current and new product investments may not be achieved for a number of years, if at all.

If we fail to protect our intellectual property rights, we could lose our ability to compete in the marketplace.

Our intellectual property and proprietary rights are important to our ability to remain competitive and successful in the development of our products and to our future growth potential. Patent protection can be limited and not all intellectual property can be patented. We expect to rely on a combination of patent, trademark, copyright, and trade secret laws, as well as confidentiality and non-disclosure agreements and procedures, non-competition agreements and other contractual provisions to protect our intellectual property, other proprietary rights and our brand. As we currently do not have any granted patent or copyright protections, we must rely on trade secrets and nondisclosure agreements, which provide limited protections. Our intellectual property rights may be challenged, invalidated, or circumvented by third parties. We may not be able to prevent the unauthorized disclosure or use of our technical knowledge or other trade secrets by employees or competitors.

Furthermore, our competitors may independently develop technologies and products that are substantially equivalent or superior to our technologies and products, which could result in decreased revenues. Litigation may be necessary to enforce our intellectual property rights, which could result in substantial costs to us and substantial diversion of management’s attention. If we do not adequately protect our intellectual property, our competitors could use it to enhance their products. Our inability to adequately protect our intellectual property rights could adversely affect our business and financial condition, and the value of our brand and other intangible assets.

Other companies may claim that we infringe their intellectual property, which could materially increase our costs and harm our ability to generate future revenue and profit.

We do not believe that our technologies infringe on the proprietary rights of any third party; however, claims of infringement are becoming increasingly common and third parties may assert infringement claims against us. It may be difficult or impossible to identify, prior to receipt of notice from a third party, the trade secrets, patent position or other intellectual property rights of a third party, either in the United States or in foreign jurisdictions. Any such assertion may result in litigation or may require us to obtain a license for the intellectual property rights of third parties. If we are required to obtain licenses to use any third-party technology, we would have to pay royalties, which may significantly reduce any profit on our products. In addition, any such litigation could be expensive and disruptive to its ability to generate revenue or enter into new market opportunities. If any of our products were found to infringe other parties’ proprietary rights and we are unable to come to terms regarding a license with such parties, we may be forced to modify our products to make them non-infringing or to cease production of such products altogether.

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The nature of our business involves significant risks and uncertainties that may not be covered by insurance or indemnification.

We have developed and may sell products and services in circumstances where insurance or indemnification may not be available, for example, in connection with the collection and analysis of various types of information. In addition, our products and services raise questions with respect to issues of civil liberties, intellectual property, trespass, conversion, and similar concepts, which may create legal issues. Indemnification to cover potential claims or liabilities resulting from the failure of any technologies that we develop or deploy may be available in certain circumstances but not in others. Currently, the unmanned aerial systems industry lacks a formative insurance market. We may not be able to maintain insurance to protect against all operational risks and uncertainties that our customers confront. Substantial claims resulting from an accident, product failure, or personal injury or property liability arising from our products and services in excess of any indemnity or insurance coverage (or for which indemnity or insurance coverage is not available or is not obtained) could harm our financial condition, cash flows and operating results. Any accident, even if fully covered or insured, could negatively affect our reputation among our customers and the public, and make it more difficult for us to compete effectively.

We may incur substantial product liability claims relating to our products.

As a manufacturer of UAV products, and with aircraft and aviation sector companies under increased scrutiny, claims could be brought against us if use or misuse of one of our UAV products causes, or merely appears to have caused, personal injury or death. In addition, defects in our products may lead to other potential life, health and property risks. Any claims against us, regardless of their merit, could severely harm our financial condition, strain our management and other resources. We are unable to predict if we will be able to obtain or maintain product liability insurance for any products that may be approved for marketing.

If our subcontractors or suppliers fail to perform their contractual obligations, our performance and reputation as a contractor and our ability to obtain future business could suffer.

As a prime contractor, we often rely upon other companies to perform work we are obligated to perform for our customers. As we secure more work under certain of our contracts, we expect to require an increasing level of support from subcontractors that provide complementary or supplementary services to our offers. We are responsible for the work performed by our subcontractors, even though in some cases we have limited involvement in that work. If one or more of our subcontractors fails to satisfactorily perform the agreed-upon services on a timely basis or violates contracting policies, laws or regulations, our ability to perform our obligations as a prime contractor or meet our customers’ requirements may be compromised. In extreme cases, performance or other deficiencies on the part of our subcontractors could result in a customer terminating our contract for default. A termination for default could expose us to liability, including liability for the costs of re-procurement, could damage our reputation and could hurt our ability to compete for future contracts.

For certain of the components included in our products, there are a limited number of suppliers we can rely upon. If we are unable to obtain these components when needed, we could experience delays in the manufacturing of our products and our financial results could be adversely affected.

We acquire most of the components for the manufacture of our products from suppliers and subcontractors. We have not entered into any agreements or arrangements with any potential suppliers or subcontractors. Suppliers of some of the components may require us to place orders with significant lead-times to assure supply in accordance with its manufacturing requirements. Our present lack of working capital may cause us to delay the placement of such orders and may result in delays in supply. Delays in supply may significantly hurt our ability to fulfill our contractual obligations and may significantly hurt our business and result of operations. In addition, we may not be able to continue to obtain such components from these suppliers on satisfactory commercial terms. Disruptions of its manufacturing operations would ensue if we were required to obtain components from alternative sources, which would have an adverse effect on our business, results of operations and financial condition.

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If we are unable to recruit and retain key management, technical and sales personnel, our business would be negatively affected.

For our business to be successful, we need to attract and retain highly qualified executive, technical and sales personnel. The failure to recruit additional key personnel when needed, with specific qualifications, on acceptable terms and with an ability to maintain positive relationships with our partners, might impede our ability to continue to develop, commercialize and sell our products and services. To the extent the demand for skilled personnel exceeds supply, we could experience higher labor, recruiting and training costs in order to attract and retain such employees. The loss of any members of our management team may also delay or impair achievement of our business objectives and result in business disruptions due to the time needed for their replacements to be recruited and become familiar with our business. We face competition for qualified personnel from other companies with significantly more resources available to them and thus may not be able to attract the level of personnel needed for our business to succeed.

If our proposed marketing efforts are unsuccessful, we may not earn enough revenue to become profitable.

Our future growth depends on our gaining market acceptance and regular production orders for our products and services. Our marketing plan includes attendance at trade shows, making private demonstrations, advertising, public relations, promotional materials and advertising campaigns in print and/or broadcast media. In the event we are not successful in obtaining a significant volume of orders for our products and services, we will face significant obstacles in expanding our business. We cannot give any assurance that our marketing efforts will be successful. If they are not, revenue may not be sufficient to cover our fixed costs and we may not become profitable.

Our operating margins may be negatively impacted by reduction in sales or products sold.

Expectations regarding future sales and expenses are largely fixed in the short term. We maintain raw materials and finished goods at a volume we feel is necessary for anticipated distribution and sales. Therefore, we may not be able to reduce costs in a timely manner to compensate for any unexpected shortfalls between forecasted and actual sales.

We face a significant risk of failure because we cannot accurately forecast our future revenues and operating results.

The rapidly changing nature of the markets in which we compete makes it difficult to accurately forecast our revenues and operating results. Furthermore, we expect our revenues and operating results to fluctuate in the future due to a number of factors, including the following:

•	the timing of sales or subscription of our products;
•	unexpected delays in introducing new products and services; increased expenses, whether related to sales and marketing or administration; and
•	costs related to possible acquisitions of businesses.

Rapid technological changes may adversely affect the market acceptance of our products and could adversely affect our business, financial condition and results of operations.

The markets in which we compete are subject to technological changes, introduction of new products, change in customer demands and evolving industry standards. Our future success will depend upon our ability to keep pace with technological developments and to timely address the increasingly sophisticated needs of our customers by supporting existing and new technologies and by developing and introducing enhancements to our current products and services and new products and services. We may not be successful in developing and marketing enhancements to our products that will respond to technological change, evolving industry standards or customer requirements. In addition, we may experience difficulties internally or in conjunction with key vendors and partners that could delay or prevent the successful development, introduction and sale of such enhancements and such enhancements may not adequately meet the requirements of the market and may not achieve any significant degree of market acceptance. If release dates of our new products or enhancements are delayed or, if when released, they fail to achieve market acceptance, our business, operating results and financial condition may be adversely affected.

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Our products are subject to regulations of the Federal Aviation Administration (the “FAA”).

In August 2016, regulations from the FAA relating to the commercial use of UAVs in the United States became law. As a result, users of systems like ours are only required to take a knowledge exam at an approved FAA testing station similar to an automobile driver’s license exam. Prior to the new law, users had to hold a pilot’s license, have an observer present and file various documents before flights. In the event new FAA rules or regulations are promulgated or current rules are revised that may negatively affect commercial usage of our UAVs, such rules and laws could adversely disrupt our operations and overall sales.

Our future results may be affected by various legal and regulatory proceedings and legal compliance risks, including those involving product liability, antitrust, intellectual property, environmental, regulations of the FAA, regulations of the USDA and state or tribal departments of agriculture, the U.S. Foreign Corrupt Practices Act and other anti-bribery, anti-corruption or other matters.

The outcome of any future legal proceedings may differ from our expectations because the outcomes of litigation, including regulatory matters, are often difficult to reliably predict. Various factors or developments can lead us to change current estimates of liabilities and related insurance receivables where applicable; or make such estimates for matters previously not susceptible of reasonable estimates, such as a significant judicial ruling or judgment, a significant settlement, significant regulatory developments or changes in applicable law. A future adverse ruling, settlement or unfavorable development could result in future charges that could have a material adverse effect on our results of operations or cash flows in any particular period. We are not currently involved in or subject to any such legal or regulatory proceedings, but we cannot guarantee that such proceedings may not occur in the future.

We may pursue additional strategic transactions in the future, which could be difficult to implement, disrupt our business or change our business profile significantly.

We intend to consider additional potential strategic transactions, which could involve acquisitions of businesses or assets, joint ventures or investments in businesses, products or technologies that expand, complement or otherwise relate to our current or future business. We may also consider, from time to time, opportunities to engage in joint ventures or other business collaborations with third parties to address particular market segments. Should our relationships fail to materialize into significant agreements, or should we fail to work efficiently with these companies, we may lose sales and marketing opportunities and our business, results of operations and financial condition could be adversely affected.

These activities, if successful, create risks such as, among others: (i) the need to integrate and manage the businesses and products acquired with our own business and products; (ii) additional demands on our resources, systems, procedures and controls; (iii) disruption of our ongoing business; (iv) potential unknown or unquantifiable liabilities associated with the target company; and (v) diversion of management’s attention from other business concerns. Moreover, these transactions could involve: (a) substantial investment of funds or financings by issuance of debt or equity securities; (b) substantial investment with respect to technology transfers and operational integration; and (c) the acquisition or disposition of product lines or businesses. Also, such activities could result in one-time charges and expenses and have the potential to either dilute the interests of our existing shareholders or result in the issuance of, or assumption of debt. Such acquisitions, investments, joint ventures or other business collaborations may involve significant commitments of financial and other resources. Any such activities may not be successful in generating revenue, income or other returns, and any resources we committed to such activities will not be available to us for other purposes. Moreover, if we are unable to access the capital markets on acceptable terms or at all, we may not be able to consummate acquisitions, or may have to do so on the basis of a less than optimal capital structure. Our inability to take advantage of growth opportunities or address risks associated with acquisitions or investments in businesses may negatively affect our operating results.

Additionally, any impairment of goodwill or other intangible assets acquired in an acquisition or in an investment, or charges to earnings associated with any acquisition or investment activity, may materially reduce our earnings. Future acquisitions or joint ventures may not result in their anticipated benefits and we may not be able to properly integrate acquired products, technologies or businesses with our existing products and operations or successfully combine personnel and cultures. Failure to do so could deprive us of the intended benefits of those acquisitions.

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Breaches of network or information technology security could have an adverse effect on our business.

Cyber-attacks or other breaches of network or IT security may cause equipment failures or disrupt our systems and operations. We may be subject to attempts to breach the security of our networks and IT infrastructure through cyber-attack, malware, computer viruses and other means of unauthorized access. The potential liabilities associated with these events could exceed the insurance coverage we maintain. Our inability to operate our facilities as a result of such events, even for a limited period of time, may result in significant expenses or loss of market share to other competitors in the defense electronics market. In addition, a failure to protect the privacy of customer and employee confidential data against breaches of network or IT security could result in damage to our reputation. To date, we have not been subject to cyber-attacks or other cyber incidents which, individually or in the aggregate, resulted in a material adverse effect on our business, operating results and financial condition.

The preparation of our financial statements involves use of estimates, judgments and assumptions, and our financial statements may be materially affected if our estimates prove to be inaccurate.

Financial statements prepared in accordance with generally accepted accounting principles in the United States require the use of estimates, judgments, and assumptions that affect the reported amounts. Different estimates, judgments, and assumptions reasonably could be used that would have a material effect on the financial statements, and changes in these estimates, judgments and assumptions are likely to occur from period to period in the future. These estimates, judgments, and assumptions are inherently uncertain, and, if they prove to be wrong, then we face the risk that charges to income will be required.

Our results could be adversely affected by natural disasters, public health crises, political crises or other catastrophic events.

Natural disasters, such as hurricanes, tornadoes, floods, earthquakes and other adverse weather and climate conditions; unforeseen public health crises, such as pandemics and epidemics; political crises, such as terrorist attacks, war, labor unrest, and other political instability; or other catastrophic events, such as disasters occurring at our manufacturing facilities, could disrupt our operations or the operations of one or more of our vendors. In particular, these types of events could impact our product supply chain from or to the impacted region and could impact our ability to operate. In addition, these types of events could negatively impact consumer spending in the impacted regions. Disasters occurring at our manufacturing facilities could impact our reputation and our customers’ perception of our brands. To the extent any of these events occur, our operations and financial results could be adversely affected.

Our business may be adversely affected by the ongoing coronavirus pandemic.

The outbreak of the novel coronavirus (COVID-19) has evolved into a global pandemic. The coronavirus has spread to many regions of the world, including the United States. The extent to which COVID-19 impacts our business and operating results will depend on future developments that are highly uncertain and cannot be accurately predicted, including new information that may emerge concerning COVID-19 and the actions to contain the coronavirus or treat its impact, among others.

Should the coronavirus continue to spread, our business operations could be delayed or interrupted. For instance, we currently utilize third parties to, among other things, manufacture components and parts for the proprietary and contracted drones we produce, and to perform quality testing. We also manufacture and assemble products and perform various services at our manufacturing facility. If either we or any third-parties in the supply chain for materials used in our manufacturing and assembly processes are adversely impacted by restrictions resulting from the coronavirus pandemic, our supply chain may be disrupted, limiting our ability to manufacture and assemble products.

The spread of the coronavirus, which has caused a broad impact globally, including restrictions on travel and quarantine policies put into place by businesses and governments, may have a material economic effect on our business. While the potential economic impact brought on by and the duration of the pandemic may be difficult to assess or predict, it has already caused, and is likely to result in further, significant disruptions of global financial markets, which may reduce our ability to access capital either at all or on favorable terms. In addition, a recession, depression or other sustained adverse market event resulting from the spread of the coronavirus could materially and adversely affect our business and the value of our common stock.

The ultimate impact of the current pandemic, or any other health epidemic, is highly uncertain and subject to change. We do not yet know the full extent of potential delays or impacts on our business or the global economy as a whole. However, these effects could have a material impact on our operations. We will continue to monitor the situation closely.

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Worldwide and domestic economic trends and financial market conditions, including an economic decline in our core customers, may adversely affect our operating performance.

We intend to distribute our products and services in a number of countries and derive revenues from both inside and outside the United States. We expect our business will be subject to global competition and may be adversely affected by factors in the United States and other countries that are beyond our control, such as disruptions in financial markets, economic downturns in the form of either contained or widespread recessionary conditions, elevated unemployment levels, sluggish or uneven recovery, in specific countries or regions, or in the agricultural industry; social, political or labor conditions in specific countries or regions; natural and other disasters affecting our operations or our customers and suppliers; or adverse changes in the availability and cost of capital, interest rates, tax rates, or regulations in the jurisdictions in which we operate. Unfavorable global or regional economic conditions, including an economic decline in the agricultural industry, could adversely impact our business, liquidity, financial condition, and results of operations.

We indemnify our officers and directors against liability to us and our security holders, and such indemnification could increase our operating costs.

Our bylaws allow us to indemnify our officers and directors against claims associated with carrying out the duties of their offices. Our bylaws also allow us to reimburse them for the costs of certain legal defenses. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our officers, directors or control persons, the SEC has advised that such indemnification is against public policy and is therefore unenforceable.

Risks Related to the Securities Markets and Ownership of our Equity Securities

The Common Stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The Common Stock has historically been sporadically traded on the OTC Pink Sheets, meaning that the number of persons interested in purchasing our shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

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The market price for the Common Stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of revenue, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our shares of Common Stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares are sporadically traded. Because of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares is sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and lack of revenue or profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; acceptance of our inventory of games; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including, but not limited to:

●	our ability to integrate operations, technology, products and services;

●	our ability to execute our business plan;

●	operating results below expectations;

●	our issuance of additional securities, including debt or equity or a combination thereof;

●	announcements of technological innovations or new products by us or our competitors;

●	loss of any strategic relationship;

●	industry developments, including, without limitation, changes in healthcare policies or practices;

●	economic and other external factors;

●	period-to-period fluctuations in our financial results; and

●	whether an active trading market in our common stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the company.

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Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our articles of incorporation to issue up to 2,000,000,000 shares of Common Stock. We have issued and outstanding, as of the date of this prospectus, 6,188,845 shares of Common Stock. Our board may generally issue shares of Common Stock, preferred stock or options or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of Common Stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

Anti-takeover provisions may impede the acquisition of our company.

Certain provisions of the Wyoming General Statutes have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our board of directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of us, including an acquisition in which the shareholders might otherwise receive a premium for their shares. As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in a public company and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

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Our Common Stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Common Stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933 holders of restricted shares, may avail themselves of certain exemption from registration is the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registered the restricted stock. (Currently, the Company has no plans of filing a registration statement with the Commission).

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Securities analysts may elect not to report on our Common Stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of our Common Stock, and securities analysts may not elect not to provide such coverage in the future. It may remain difficult for our company, with its small market capitalization, to attract independent financial analysts that will cover our Common Stock. If securities analysts do not cover our Common Stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. The trading market for our Common Stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our Common Stock.

We have not paid cash dividends in the past and do not expect to pay cash dividends in the foreseeable future. Any return on investment may be limited to the value of our Common Stock.

We have never paid cash dividends on our capital stock and do not anticipate paying cash dividends on our capital stock in the foreseeable future. The payment of dividends on our capital stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as the board of directors may consider relevant. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if the Common Stock price appreciates.

The subscription agreement for the purchase of common stock from the Company contains an exclusive forum provision, which will limit investors ability to litigate any issue that arises in connection with the offering anywhere other than the Federal courts in Wyoming.

The subscription agreement states that it shall be governed by the local law of the State of Wyoming and the United States, and the parties consent to the exclusive forum of the Federal courts in Wyoming for any action brought under the Securities Act, the Exchange Act, or any matters derived from the subscription agreement. They will not have the benefit of bringing a lawsuit in a more favorable jurisdiction or under more favorable law than the local law of the State of Wyoming. Moreover, we cannot provide any certainty as to whether a court would enforce such a provision. In addition, you cannot waive compliance with the federal securities laws and the rules and regulations thereunder as Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. The combination of both potentially unfavorable forum and the lack of certainty regarding enforceability poses a risk regarding litigation related to the subscription to this Offering and should be considered by each investor before signing the subscription agreement. In addition, our exclusive forum provision may result in additional costs related to litigation of the matter for an investor.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements under the “Summary,” “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections of this Offering Circular. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described under “Risk Factors.”

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this Offering Circular describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this Offering Circular to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

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Forward-looking statements include, but are not limited to, statements about:

●	our business’ strategies and investment policies;

●	our business’ financing plans and the availability of capital;

●	potential growth opportunities available to our business;

●	the risks associated with potential acquisitions by us;

●	the recruitment and retention of our officers and employees;

●	our expected levels of compensation;

●	the effects of competition on our business; and

●	the impact of future legislation and regulatory changes on our business.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this Offering Circular.

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USE OF PROCEEDS – NEED TO CHANGE AS PER DISCUSSION

The following Use of Proceeds is based on estimates made by management. The Company planned the Use of Proceeds after deducting estimated offering expenses estimated to be $25,000. Management prepared the milestones based on three levels of offering raise success: 25% of the Maximum Offering proceeds raised ($2,500,00), 50% of the Maximum Offering proceeds raised ($5,000,000), 75% of the Maximum Offering proceeds raised ($7,500,000) and the Maximum Offering proceeds raised of $10,000,000 through the offering. The costs associated with operating as a public company are included in all our budgeted scenarios and management is responsible for the preparation of the required documents to keep the costs to a minimum.

Although we have no minimum offering, we have calculated used of proceeds such that if we raise 25% of the offering is budgeted to sustain operations for a twelve-month period. 25% of the Maximum Offering is sufficient to keep the Company current with its public listing status costs with prudently budgeted funds remaining which will be sufficient to complete the development of our marketing package. If the Company were to raise 50% of the Maximum Offering, then we would be able to expand our marketing outside the US. Raising the Maximum Offering will enable the Company to implement our full business. If we begin to generate profits, we plan to increase our marketing and sales activity accordingly.

The Company intends to use the proceeds from this offering as follows:

	If 25% of the	If 50% of the	If 75% of the	If 100% of the
	Offering is Raised	Offering is Raised	Offering is Raised	Offering is Raised
Cost of the Offering	25,000	25,000	25,000	25,000
Net Proceeds	2,475,000	4,975,000	7,475,000	9,975,000
Wages	550,000	550,000	650,000	650,000
Software & Computers	10,000	20,000	30,000	40,000
Tools and Equipment	75,000	150,000	250,000	300,000
Parts	225,000	260,000	1,200,000	1,250,000
Custom Gear	25,000	50,000	75,000	100,000
Debt Repayment (1)	1,000,000	3,000,000	3,750,000	3,750,000
Administrative and Legal	100,000	170,000	200,000	200,000
Sales and Marketing	150,000	300,000	450,000	600,000
Working Capital	340,000	475,000	895,000	3,085,000
TOTAL	2,500,000	5,000,000	7,500,000	10,000,000

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DIVIDEND POLICY

We have not declared or paid any dividends on our Common Stock. We intend to retain earnings for use in our operations and to finance our business. Any change in our dividend policy is within the discretion of our board of directors and will depend, among other things, on our earnings, debt service and capital requirements, restrictions in financing agreements, if any, business conditions, legal restrictions and other factors that our board of directors deems relevant.

DILUTION

Purchasers of our Common Stock in this offering will experience an immediate dilution of net tangible book value per share from the public offering price. Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of shares of Common Stock and the net tangible book value per share immediately after this offering.

The following table sets forth the estimated net tangible book value per share after the offering and the dilution to persons purchasing Common Stock based on the foregoing minimum and maximum offering assumptions based on an offering price of $0.15 per share. The numbers are based on the total issued and outstanding shares of Common Stock as of March 23, 2021 and the balance sheet as of September 30, 2020.

	25%	50.0%	75%	100%
Net Value	$38,948.00	$2,538,948.00	$5,038,948.00	$7,538,948.00
# Total Shares	23,743,585	40,410,251	57,076,918	73,743,585
Net Book Value Per Share	$0.0016	$0.0628	$0.0883	$0.1022
Increase in NBV/Share	$0.3459	$0.4071	$0.4325	$0.4465
Dilution to new shareholders	$0.1484	$0.0872	$0.0617	$0.0478
Percentage Dilution to New	98.91%	58.11%	41.14%	31.85%

The following table sets forth the estimated net tangible book value per share after the offering and conversion of all preferred stock and the dilution to persons purchasing Common Stock based on the foregoing minimum and maximum offering assumptions based on an offering price of $0.15 per share. The numbers are based on the total issued and outstanding shares of Common Stock as of March 23, 2020 and the balance sheet as of September 30, 2020.

	25%	50.0%	75%	100%
Net Value	$38,948.00	$2,538,948.00	$5,038,948.00	$7,538,948.00
# Total Shares	71,157,868	87,824,535	104,491,202	121,157,868
Net Book Value Per Share	$0.0005	$0.0289	$0.0482	$0.0622
Increase in NBV/Share	$0.3448	$0.3731	$0.3924	$0.4064
Dilution to new shareholders	$0.1495	$0.1211	$0.1018	$0.0878
Percentage Dilution to New	99.64%	80.73%	67.85%	58.52%

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the unaudited financial statements and the notes thereto of the Company included in this Offering Circular. The following discussion contains forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” above.

The following discussion of our financial condition and results of operations should be read in conjunction with the unaudited financial statements and the notes thereto of the Company included in this Offering Circular. The following discussion contains forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” above.

Our financial statements and related public financial information are based on the application of generally accepted accounting principles in the United States (“GAAP”). GAAP requires the use of estimates, assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Critical Accounting Policies and Estimates

Basis of Presentation

The consolidated financial statements of the Company have been prepared on the basis of generally accepted accounting principles (GAAP). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect amounts reported in the financial statements. Actual results could differ from those estimates.

Principles of Consolidation

The financial statements include the accounts of the Company and all of its wholly owned subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation.

Cash Equivalents

The Company considers all investments with an original maturity of three months or less when purchased to be cash equivalents. The Company maintains its cash in bank deposit accounts, which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts. Management believes the Company is not exposed to any significant credit risk related to cash.

Investments

Investments in equity securities without readily determinable fair value are recorded at cost less impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for identical or similar investments in the same issuer. Impairment loses are recognized for declines in value that are other than temporary. No impairment losses were recognized for 2019 and 2018.

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Inventory

Inventory is stated at the lower of cost or net realizable value, with cost determined on the weighted average method. Inventory only consists of finished goods. Management has reviewed inventory quantities and determined that no allowance for obsolete and excess inventory is necessary. Throughout the year, inventory identified as obsolete or excess is written off. The Company will continue its policy of regularly reviewing inventory quantities on hand based on related service levels and functionality. The carrying cost will be reduced to estimated net realizable value for inventories in which their cost exceeds their utility due to changes in marketing and sales strategies, obsolescence, changes in price levels, or other causes.

Property and Equipment

Property and equipment are recorded at cost. Assets are depreciated over their estimated useful lives using the straight line method. The cost of leasehold improvements is depreciated over the lesser of the length of the related leases or the estimated useful lives of the assets. Costs of maintenance and repairs are charged to expense when incurred.

Revenue Recognition

The Company’s revenue is derived primarily from part sales, services, and the design and manufacture of custom products. These revenue streams are described below relative to each operating component. Transaction prices are specified in each contract and are not typically variable. If the consideration agreed to in a contract includes a variable amount, the Company will estimate the amount of consideration it expects to be entitled to in exchange for transferring the promised goods or services to the customer.

Results of Operations

The following is management’s discussion of the relevant items affecting results of operations for the years 2018 and 2019, as well as the for the nine months ended September 30, 2020 and 2019

Net Sales

We have not recorded any revenues for the years ended December 31, 2019 or December 31, 2018. For the nine month period ended September 30, 2020 and September 30, 2019, the Company recorded $174,345 and $0.00 in reviews.

Cost of Sales and Operating Expenses

Our significant general and administrative expenses principally consisted of research and development costs, sales, general and administrative costs, non-recurring items and other expenses.

During the year ended December 31, 2019, loss from operations was $91,811 as compared to $212,361 for the same period in 2018. The decrease was due mainly to reduced costs in legal and professional fees and research and development costs.

During the nine months ended September 30, 2020 loss from operations was $313,642 as compared to $55,058 for the same period in 2019.

Non-Operating Income (Expense)

During the year ended December 31, 2019, the Company recognized total expense of $3,062,506 primarily as a result of the loss from assumption of debt. The remaining expense was due to interest expenses and a loss from an acquisition. For the year ended December 31, 2018, the total non-operating expense was $391,925 substantially made up of fees related to forbearance of loans outstanding.

For the nine months ended September 30, 2020 the Company lost $579,550 in other income composed of $509,842 interest expenses and $156,866 loss for settlement of debt, which was offset by $$87,158 in change in fair market value of derivative liability. For the same period in 2019, the Company lost $63,818 consisting of a loss of $99,019 for interest expense offset by $35,201 in interest income.

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Net Income

As a result of the above analysis our net loss for the year ended December 31, 2019 increased to $3,154,317 from $604,286 in the year ended December 31, 2018, and our net loss for the nine months ended September 30, 2020 increased $718,847 from $118,876 for the nine months ended September 30, 2019.

Liquidity and Capital Resources

Our liquidity is principally used to meet our working capital needs and invest in organic growth capital needs. Since inception, we have financed our operations through a combination of commercial and shareholder loans and public equity (including the private placement of our common stock). We hold our cash reserves in a major United States bank.

Going Concern

The Company has a history of recurring losses that has resulted in a stockholders’ deficit of $3,801,739 as of December 31, 2019 and $659,547 as of December 31, 2018. The Company’s consolidated financial statements are prepared assuming that the Company will continue as a concern. This assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company anticipates future losses in the development of its business, raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

Management plans to additionally increase cash flow by acquiring and/or developing profitable businesses that will create positive income from operations, obtaining debt through loans from outside parties, and/or issuing common shares. Management believes that by taking these actions, the Company will be provided with sufficient future operations and cash flow to continue as a going concern. However, there can be no assurances or guarantees whatsoever that the Company will be successful in consummating such actions on acceptable terms, if at all. Moreover, any such actions can be expected to result in substantial dilution to the existing shareholders of the Company.

Cash Flows from Operating Activities

For the year ended December 31, 2019, cash used in operating activities was $178,653 which was primarily driven by a net loss of $3,154,317 offset by a loss from an assumption of debt of $2,125,215 and a loss from acquisition of $714,362. For the year ended December 31, 2018, cash used in operating activities was $107,226 primarily driven by the net loss of $604,286 offset by fees related to the forbearance of certain loans.

For the nine months ended September 30, 2020, cash used in operating activities was $126,640 which was primarily driven by a net loss composed of amortization of debt discount, depreciation, loss for settlement of debt, and accrued interest, which offset a net gain of $718,847. For the nine months ended September 30, 2019, cash used in operating activities was $163,144.

Cash Flows from Investing Activities

Cash provided by investing activities for the year ended December 31, 2019 was $(205,217), due to advances to notes receivable by related parties as compared to a use of cash of $0 for the year ended December 31, 2018.

Cash provided by investing activities for the nine months ended September 30, 2020 was $769 for cash received in acquisition, compared to a loss from investing activities of $(182,640) for the nine months ended September 30, 2019 for issuance secured notes receivable.

Cash Flows from Financing Activities

For the period ended December 31, 2019, the Company received $385,749 from financing activities due mostly to proceeds from convertible notes. For the period ended December 31, 2018, the Company had a loss of $51,548 from financing activities due to proceeds from advances from related parties.

For the nine months ended September 30, 2020 the Company received $282,970 from financing activities, compared to $340,750 for the three months ended March 31, 2019 received primarily from the proceeds of secured convertible promissory notes.

Legal Matters

None.

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BUSINESS

This Prospectus includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this Prospectus, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Our Company

UAV Corp, (the “Company”) was originally incorporated on December 29, 1995 in Nevada as “International Network Marketing Group, Inc.” subsequently changing its name to “Portalzone.com, Inc.” on March 1, 2000, then to “Status Wines of Tuscany, Inc.” on June 27, 2000, then to “Mariner’s Choice International, Inc.” on May 30, 2007.   On January 18, 2013, the Company redomiciled in the state of Wyoming. On September 23, 2015, the Company changed its name to Han Tang Technology, Inc. In 2016, the Company abandoned operations and focused on seeking an acquisition target. On January 27, 2020, the Company purchased R Squared Technologies, Inc., a Delaware corporation being held as a wholly owned subsidiary (“R Squared”).

To better reflect the business of the company we submitted our name change from Han Tang Technology, Inc. to UAV Corp to the state of Wyoming on June the 8, 2020.  We applied to FINRA and the OTC markets for a name and symbol change receiving approval from FINRA for our name to be changed to UAV Corp with the effective date January 11, 2021 and we will begin trading under the new symbol UMAV as listed on OTC Markets on February 10, 2021.

Overview

The Company’s operations are based primarily in its wholly owned subsidiary, R Squared. R Squared engaged Patriot Government Services, LLC (“PATRIOT”)—a Service Disabled Veteran Owned Small Business Concern (SDVOSB) to develop the Sentinel Mobile Communication Center. R Squared purchased the technology including the R Squared Sentinel Logo and name.

The R2 SENTINEL (“SENTINEL”) is a portable, battery-powered, Internet Protocol (IP) data and voice system that features Wi-Fi, Long Term Evolution (LTE) and Broadband Global Area Network (BGAN), options serving the needs of local, state, and federal government agencies as well as the commercial market place.

R Squared also holds Skyborne Technology, Inc. as a 100% wholly owned subsidiary on a stock for stock exchange. (“Skyborne”), is a Florida corporation incorporated on August 23, 2018. Skyborne is a developer, manufacturer and integrator of next generation manned and automated first responder communication, unmanned airship and drone aviation systems and owns and operates Costin Airport in Gulf County, FL for flight operations, manufacturing and unmanned aircraft systems training.

The Industry (R Squared)

The need for enhanced portable communication devices:

Enhanced communications continue to be of vital importance for effective response to disasters. Lack of communications directly contributes to low levels of situational awareness for both high-level commanders and emergency responders in the field. When all lines of communication are down, effective response to disaster is greatly diminished. Establishing and maintaining direct lines of communication between decision makers, formal and informal responders, government officials, and the public is a primary objective in any emergency planning or response scenario.

While standing Emergency Operation Centers (EOCs) serve as the central command and control mode during disasters, there are drawbacks in tying decision-making processes to a fixed location at a distance from the incident scene. Poor communications with incident responders decreases the situational awareness of the command staff while unfamiliarity with the on-scene situation leads to poor decision-making.

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Further, EOC’s are subject to the same risks as other homes and buildings during a natural disaster. For example, many EOC’s along the Gulf Coast were destroyed after Hurricane Katrina leaving emergency responders and government leaders with no ability to command local efforts or to guide State and Federal support. In such a situation, the loss of capacity to direct response efforts greatly contributes to breakdowns in effective incident management.

Communication Infrastructure

Many times, federal, state, and local communities do not have the financial resources to independently handle emergency communication networks and rely upon disaster relief contractors. We believe that these entities create a unique targeted marketed.

The SENTINEL creates a communication network for first responders in emergencies and crisis. There is also growing demand in the private sector. When a natural disaster or terrorist attack hits, private communication networks are critical. Banks, hospitals, schools, marine transport, and other businesses that cannot afford a breakdown in its communication networks are also potential R SQUARED clients.

Our Products (R Squared)

The SENTINEL establishes a communication network between wired and Wi-Fi enabled devices within a secure network. It can be used for both defense and emergency management applications. The SENTINEL provides an immediate command and control network and provides a communication solution in response to a variety of adverse circumstances, including severe weather, natural disasters, power outages or even a hostile attack.

The SENTINEL was conceived in the wake of Hurricane Katrina in New Orleans, the earthquakes in Haiti and Northern Italy, as well as the subsequent horrific flooding events in both Louisiana, North Carolina, Texas and Florida, to address the disastrous breakdown in emergency response communications. All of these events demonstrated the need for mobile communication systems at the local and the first response levels. The inability to communicate in all of these disasters resulted in chaos and the additional loss of life. As a result, the SENTINEL was designed and is ready for production. SENTINEL was developed to create a “Communication Network” to immediately establish a command and control network at the epicenter of a disaster or need.

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SENTIEL—FULL FEATURED PROTOYPE

The SENTINEL technology developed and marketed by a management team focused on becoming the leader in emergency communications and operation support services. With over two decades of combined experience in wireless communications, integration of voice, video, data technologies, and emergency/disaster response program management, our management is positioned to solve technical problems with world-class solutions.

Management recognizes that the telecom sector continues to be at the epicenter for growth and innovation for virtually all industries. Mobile devices and related broadband connectivity continue to be more embedded in the fabric of society today and they are key in driving the momentum around some key trends such as video streaming, Internet of Things (IoT), and mobile payments. Society’s dependence on “connected things” continues to grow as mobile and “smart” device utilization and connectivity continues to expand—which will ultimately shape and define the IoT space. Based on the results of our latest Global Mobile Consumer Survey (GMCS), US consumers look at their devices over 8 billion times a day in the aggregate.

As the number of embedded devices that require mobile connectivity grows, so does the dependency on these devices for critical communication and information dissemination. Telecommunications companies must ensure that networks are maintained and available. With increasing budgetary demands, municipalities and government agencies are operating more effectively and efficiently through applications such as connected city utilities, asset monitoring and tracking, and video security/surveillance. We believe this need will create additional demand for the SENTINEL. Telecom expansion will be based on alliances and partnerships that can help bring a variety of requisite capabilities and speed up the time-to-market. For example, leveraging existing relationships with municipalities and agencies is a way for management to quickly bring the SENTINEL to market. Management intends to leverage existing relationships to expand our business, and do so in a way that is timely and less risky.

THE R SQUARED SENTINEL KEY FEATURES:

1. Configuration-free self-organized network

The SENTINEL automatically establishes a communication network between adjacent devices in the wireless network coverage based on the communication-friendly principle of specific network, and requires no configuration or manual intervention.

2. Multi-technology failover

The SENTINEL integrates multiple communication technologies into a single unit. This enables the SENTINEL to provide superior communication quality under complex environments to ensure real-time communication.

3. Auto-healing and invulnerability performance

To address communication interruptions, maintaining stability, and other special environments, the network’s auto-restoration function was developed.

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4. Power storage system ensures the communication

The SENTINEL comes with the battery-powered system that can transmit the data in real time for up to 10 hours per charge, and is suitable for any natural disaster or crisis. Moreover, additional power sources can be used to increase capacity and to ensure continuous operation.

5. Portability and man portable

The SENTINEL system equipment is made of high-precision modules and light industrial material ensuring the equipment is compact, lightweight, and portable.

Technology Developers

We must keep our technology up to date and state of the art. We intend to work with PATRIOT and their engineers to continue the development of the next generation of mobile communication centers.

Sales

The Company intends to implement a three-prong approach to sales.

Federal:

To facilitate government sales, we leverage the US Small Business Administration’s (SBA) Mentor Protégé program by mentoring PATRIOT and leveraging their SDVOSB designation. This will enable us to secure contracts to provide various government entities expedited procurement.

State/Local:

To facilitate state and local government market penetration we will have well-connected Regional Value-Added Resellers (VARS) to market and sell the R Squared product to targeted agencies. These VARS will be commission based as they target state, local and pseudo governmental agencies.

Commercial:

To facilitate critical infrastructure, transportation, and logistics market penetration we will have VARS to market and sell the R Squared product to targeted agencies. These VARS will be commission based as they target specific clients.

Products (Skyborne Technology Inc.)

The Company recently acquired Skyborne Technology, Inc. as a 100% wholly owned subsidiary on a stock for stock exchange. (“Skyborne” or the “Company”), is a Florida corporation incorporated in August 23, 2018. Skyborne Technology, Inc., is a developer, manufacturer and integrator of next generation manned and automated first responder communication, unmanned airship and drone aviation systems and owns and operates Costin Airport in Gulf County, FL for flight operations, manufacturing and unmanned aircraft systems training. The acquisition included these following wholly owned subsidiaries:

•	Skyborne South America, LLC
•	Skyborne Central America, LLC
•	Skyborne Technology Investment Properties, Inc.

Skyborne is an emerging leader in the development and production of helium-filled, lighter-than-air (LTA) airships for advertising, military, communications, cargo, passenger transport, and other applications.

The concept of an airship offers great appeal to military and commercial customers – simple construction, long flight duration, relatively efficient operation versus aircraft, potential for vast size and cargo capacity, and the ability to rise and land vertically.

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The company has current projects scheduled to start in South America and Central America in 2021. Airships have undergone surprisingly little evolution, and this makes the proprietary designs of the Company so desirable to government and commercial customers. The company has been awarded through Grants and other for a total of $2,004,868. Of those awards, $1,104,868 is part of an infrastructure Grant from the Federal EDA, The Florida State Department of Equal Opportunity and Gulf County Florida, to construct a road, sewer, water and three phase power at Costin Airport, Port St. Joe, Florida in preparation for the build of new hangar to house airships and drones. The combined hangar and airport will support training and operations for domestic and international customers as a one-stop shop. Through Florida’s Gulf Coast State College and the Triumph Fund, Skyborne Technology will complete the DATT SA 70 (Detachable Airship from a Tether) for manned and unmanned operations as a disaster relief program. The award is approximately $900,000 to complete and to certificate the airship/drone system for flight in 2021. Additional Grants and contracts are in final stages of development.

•	Skyborne Airship technology with a significant research & development investment is based on Intellectual Property and proprietary design covering semi-rigid airship design, reverse-ballonet technology and mooring and hybrid propulsion that provides it with substantial and sustainable competitive advantages for both its Spherical Class and Cylindrical Class designs.

•	Our Team has successfully flown 14 of the Cylindrical and Spherical Class Airships to achieve the flight status. The design technology is scalable, thereby allowing continued increase in size and capabilities based on the client’s requirement.

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Next Generation Airships And Drones

•	The Spectra outer envelope fabric is highly puncture resistant (10x stronger than steel)

•	Spectra fibers are also virtually transparent to radar / ideal for military surveillance

•	Highly resistant to water, weather and UV rays and is amphibious

•	Lands/takes off similar to a helicopter

•	Provided with state-of-the-art airship avionics

•	Utilizes Proprietary Reverse – Ballonet Technology

•	Lands in water

•	DATT Technology (Detachable Airship from a Tether) for manned and unmanned operations

•	Long flight durations

•	Cargo capacity-2000 lbs.

•	Rise and land vertically

•	Great low speed maneuverability / ground handling

•	Loses less helium / more autonomy

•	Minimize solar loading and diurnal temperature changes

•	Certified and regulated by FAA and local regulatory guidelines

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We currently have our commercial/government model under final construction at our Wewahitchka facility.

Specifications:

Model:	SA-70
Serial Number:	SA-70-12
Diameter:	70 Feet
Engines:	4- Rotax 912is; option for Hybrid
Propellers:	4- Air Master reversible/carbon fiber
Altitude:	0 to 10,000 feet
Speed:	54 MPH
Cruising speed:	20-35 MPH
Lifting Gas:	Helium
Duration of Flight:	8 to 24 hours
Flight Operations:	Manned or unmanned configuration
Flight control:	Vectored Thrust
Hull:	Dyneema- advanced anti-bacteria
Inner envelope:	Capran
Payload:	1000 lbs (additional)
Camera:	Optional Raytheon or L3 HD/IR
UAV:	Two
Automated winch:	One system

Skyborne has a 10,000 square foot manufacturing facility and has recently acquired the 44-acre Costin Airport at the Port of St. Joe, Florida. The company plans to build an Airship hanger and to operate its drone division from this location as well.

Marketing

Our initial marketing plan will focus on federal, state, and local communities. Emergency responders at all level of government including FEMA, DoD, municipal leaders, and local first responders will be our targeted markets. We also believe that other countries will recognize the critical need for the SENTINEL. For example, recent natural disasters in Haiti rendered most communication inoperable and isolated various parts of the country.

(In order to facilitate securing contracts from these sources, we have established relationships with leader within the various agencies and industrial groups. Such as Federal EMP Taskforce and other meetings to gain a better understanding of the need for emergency communications infrastructure.)

The marketing plan targets the high probability sale of 100+ systems over a three-year period. Potential additional target markets include the Maritime Services, Critical Infrastructure, Transportation Industry, Telemedicine, and foreign government sales.

Initial plan targets high confidence sales of 100+ devices over a 3-year period, at a base sales price of $25,000 depending on volume of purchase, plus planed technology upgrades increases the growth potential.

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Competition

We face competition from mid-sized specialized companies to multi-national telecommunication and Internet service providers. Most of these are companies are better capitalized than us. However, we believe that we will be able to compete effectively based on technical expertise, cost savings and enhanced customer service.

The SENTINEL targets a specific niche, addressing the space between two distinct segments. The first segment are large system providers, such as Cisco Systems or Honeywell, which connect with the Fire-Control, or Communications Centers within buildings, or hi-end Mobile System providers, such as Oshkosh Frontline Communications, Homeland1 or Cisco, which provide expensive, mobile vehicles, that require extensive outlays, full-time technical support personnel, and disaster environments that allow vehicle access.

The second segment is comprised of lesser-priced competitors, which address specific needs within a communications space, addressing mobile devices that may address needs such as one-on-one communications, local Wi-Fi, or satellite connections from remote locations. Companies in this space are companies such as Ground Control, or Pac star, which make competitive devices, but for more limited applications than the SENTINEL.

The SENTINEL is unique, in that it addresses the need for an Emergency Communications Center that is Man-Mobile. It can be carried into a Disaster area, with no power or cell service, and within 5 minutes, establish an EMERGENCY COMMAND COMMUNICATIONS CENTER, allowing a communications dome with a 100-meter radius, Wi-Fi, telephony, 5G, and satellite connections allowing communications virtually anywhere in the world.

Government Regulation

The use of the SENTINEL may be subject to rules and regulations promulgated by the Federal Communications Commission. We do not believe compliance will result in any significant changes to the SENTINEL or incurring significant costs, since commercial-off-the-shelf (COTS) components used in our system are already in compliance.

Research and Development

R Squared has invested close to $3,700,000 in research and development of the Sentinel communication system and investments in its recent acquisition Skyborne’s airship and drone programs. This includes the purchase of the Costin Airport in Port St. Joe Florida and further development on its technology maturity, as well as new products to expand into complementary vertical markets subject to securing additional financing.

Properties

Please refer to the Notes to our Financial Statement.

Employees

We have four contract full time and 4 contract Part time employees.  We anticipate transitioning from consulting agreements to additional full time employees as demand requires and adequate funds are available.  We will continue using independent contractors, consultants, attorneys, and accountants as necessary, to complement services rendered by our officers and directors.

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MANAGEMENT

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or he is removed from office. The Board of Directors has no nominating, auditing or compensation committees. The Board of Directors also appointed our officers in accordance with the Bylaws of the Company, and per employment agreements negotiated between the Board of Directors and the respective officer. Currently, there are no such employment agreements. Officers listed herein are employed at the whim of the Directors and state employment law, where applicable.

The name, address, age and position of our officer and director is set forth below:

Name	Age	First Year as a Director or officer	Office(s) held
William Robinson	65	2020	Chairman/President
Mike Lawson	64	2020	CEO/Director
David Dugas	65	2020	COO/Director
Brian Kistler	64	2018	Director
Jack Denker	64	2020	VP Marketing
Isaac Onn	68	2020	Director

The term of office of each director of the Company ends at the next annual meeting of the Company’s stockholders or when such director’s successor is elected and qualifies. No date for the next annual meeting of stockholders is specified in the Company’s bylaws or has been fixed by the Board of Directors. The term of office of each officer of the Company ends at the next annual meeting of the Company’s Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer’s successor is elected and qualifies.

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation has been paid to directors for services.

Biographical Information

Officers and Directors

William Robinson, Chairman  – Mr. Robinson specializes in architecting strategy and identifying and executing new acquisition opportunities. Mr. Robinson extensive experience in public equity markets and M&A will help enable UMAV to continue towards its goal of creating a significant operator in the aerospace space. In his 35-year career he’s served as both Chairman, CEO and CFO of several public companies. Additionally, he  has an extensive executive level operational background in both manufacturing and technology. He also founded a drone and airship company receiving multiple contracts from the US Government and Commercial buyers.  His company was the first approved by the FAA to fly drones in US airspace. Mr. Robinson is also Chairman and CEO of Renavotio, Inc., (“OTC:RIII”) an infrastructure company. He also founded CAVU Resources, Inc., (“CAVR”). That had multiple subsidiaries in the aerospace and oil and gas business. He has initiated and completed multiple public and private transactions assisted with the sale, merger, funding and IPOs. Prior, Mr. Robinson held management positions at Paine Webber as a lead broker on IPOs and served as a vice president of Prudential Securities, Inc. (NYSE:PRU) with series 7, 6 and 65 license (inactive). Mr. Robinson studied Business and Finance at Oklahoma University, Northeastern State University and Northeastern A & M University.

Michael Lawson, CEO/Director – Mr. Lawson has nearly three decades of involvement with the international aerospace and advertising communities. Previous credits include the 1990 “Take Flight With Ideas” campaign, a cross-promotional partnership between NASA and the Pepsi Cola Company, and NASA’s Lunar Prospector Project, filming the First Commercial in Space for Pepsi, First delivery of Pizza to the International Space Station for Pizza Hut and historical first’s with commercial space sponsorship programs with Kodak, Frito-Lay, MTV, HBO, Columbia Pictures and others. His extensive professional experience has fine-tuned the concept of using airships as cost-effective advertising, cargo and communications platforms utilizing cooperative programs with commercial and governments’ working together.

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David Dugas, COO/Director – Mr. Dugas has 40 years of petroleum engineering and senior management experience, Dugas has been active in every aspect of the domestic and international oil and gas industry, with hands-on experience in exploration, drilling, reservoir analysis, completion design, operations management, property procurement and acquisition valuations. A former Co-Owner & Founding Member of the predecessor to Ocean Energy (a multi-billion NYSE-listed entity), Dugas also held senior management positions with Chevron and Texas Pacific Oil & Gas prior to serving as CEO of Pantera Petroleum, ESP Resources, ESP PetroChemicals and Encore Chemical Solutions. In addition, Dugas has also been the owner / operator of several service companies which have supplied products, equipment and consulting services to oil and gas companies in North and South America, West Africa and the Far East. A licensed Petroleum Engineer, he graduated from the University of Louisiana, and is a lifetime member of the Society of Petroleum Engineers, Tau Beta Pi National Engineering Society, and Phi Beta Kappa.

Jack Denker, VP of Marketing. Mr. Denker has been involved in the First Responder/First Receiver/Domestic Preparedness business since 1998. He has been providing PPE (personal protective equipment) programs, training and equipment to our US Military, Federal Agencies including FEMA, FBI, CIA, WHMO, Federal Reserve, US Marshalls, Center for Domestic Preparedness, U S Department of State and the USDA just to name a few. His clients have also included foreign governments and military, United Nations, mission groups deployed globally and industrial clients in the petroleum and chemical business. Jack Denker has worked with over 100 manufacturers to provide protection to our First Responders and First Receivers from natural disasters, infectious disease and counter terrorism programs. Equipment ranging from protective suits, respiratory protection from N-95’s, PAPR’s, SCBA’s, escape masks decontamination tents, trailers, mass casualty caches, communication, detection, and EOD suits. Jack Denker is currently a partner with ETL Response LLC.

Brian Kistler, Director – Mr. Kistler is an active Arbitrator with the Financial Industry Regulatory Authority (FINRA) for the State of Indiana. Mr. Kistler volunteered and joined the United States Marine Corp. Upon Honorable Discharge he became an Indiana State Police trooper. He has extensive work history of over Thirty years in the financial services industry, joining securities firm Edward Jones in 1987. In 1999 Mr. Kistler joined Raymond James & Associates to manage their recently acquired Fort Wayne, Indiana office. Subsequently, he became the manager of nine (9) Raymond James offices in northern Indiana. During his time as manager, the revenues and assets under management grew substantially to over 2 billion dollars as a direct result of Mr. Kistler’s ability to recruit, retain and train high quality financial advisers. Mr. Kistler serves as consultant to many public companies, assisting with the preparation and compliance of regulatory filings and corporate governance/compliance. He further is proficient in and has assisted many private startup companies work through the tedious process of becoming a fully reporting public company including the purchase and merger into public companies quoted on the Over the counter marketplace (OTC Markets). He currently serves as consultant, CEO, Director to several public companies guiding them through the public company regulatory requirements.

Issac Onn, Director– Mr. Isaac Onn has been the CEO and Treasurer of Ness Energy of Israel Inc. Mr. Onn was the president of IPA, Fuel Services Ltd (Israel). He has a long history in the wholesale and retail energy sectors including 27 years with Delek, The Israeli Fuel Corporation Ltd. , one of the largest gasoline retailers in Israel. His varied experience includes Head of Rehabilitation Team of Mooney Airplane Company, a manufacturer of high performance single engine aircraft. Isaac is a proud veteran of the Israel Air Force. Among other studies, he is a graduate of UNO Law Academy and a member of the Israeli Bar Association.

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EXECUTIVE COMPENSATION

Name	2019 Salary	2018 Salary	2017 Salary
William Robinson	0	0	0
Mike Lawson	0	0	0
David Dugas	0	0	0
Brian Kistler	12,000	12,000	0
Jack Denker	0	0	0
Isaac Onn	0	0	0

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We refer you to Note 5 to our Financial Statements.

PRINCIPAL STOCKHOLDERS

The following table sets forth information as to the shares of Common Stock beneficially owned as of July 21, 2020, by (i) each person known to us to be the beneficial owner of more than 5% of our Common Stock; (ii) each Director; (iii) each Executive Officer; and (iv) all of our Directors and Executive Officers as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of Common Stock shown as beneficially owned by them. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, which generally means that shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the date hereof are considered to be beneficially owned, including for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person. The footnotes below indicate the amount of unvested options for each person in the table. None of these unvested options vest within 60 days of the date hereof.

Shareholder	Class of Stock	No. of Shares	% of Class	Voting Rights	% of Voting Rights	% Voting Rights After Offering
William Robinson	Preferred B	5,200,000	26.17%	29,530,755	24.93%	23.97%
Mike Lawson	Preferred B	10,000,000	50.33%	56,789,913	47.94%	47.94%
David Dugas	Preferred B	500,000	2.52%	2,839,496	2.40%	2.40%
Brian Kistler	Preferred D	150,000	3.28%	0	0.00%	0.00%
Jack Denker	Preferred B	500,000	2.52%	2,839,496	2.40%	2.40%
Isaac Onn	N/A	N/A	N/A	0	0.00%	0.00%
All Directors and Officers				91,999,659	77.66%	76.71%

ALL BENEFICIAL OWNERS				91,999,659	77.66%	76.71%

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DESCRIPTION OF CAPITAL

The following summary is a description of the material terms of our capital stock and is not complete. You should also refer to our articles of incorporation, as amended and our bylaws, as amended, which are included as exhibits to the registration statement of which this Offering Circular forms a part.

Common Stock

We are authorized to issue up to 2,000,000,000 shares of our common stock, no par value. As of the date of this Offering, we have 6,188,845 shares of common stock issued and outstanding.

Voting

Each holder of our Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the votes cast. Cumulative voting for the election of directors is not permitted.

Dividends

Holders of our Common Stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available for payment, subject to the rights of holders, if any, of our preferred stock. Any decision to pay dividends on our Common Stock will be at the discretion of our Board of Directors. Our Board of Directors may or may not determine to declare dividends in the future. See “Dividend Policy.” The Board’s determination to issue dividends will depend upon our profitability and financial condition, and other factors that our Board of Directors deems relevant.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of our Common Stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full all of our debts and after the holders of all outstanding preferred stock, if any, have received their liquidation preferences in full.

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Series B Preferred Stock

We are authorized to issue up to 19,867,000 shares of Series B Preferred Stock, no par value. As of the date of this Offering, we have 19,867,000 shares of Series B Preferred Stock issued and outstanding as follows;

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES B PREFERRED STOCK

OF

UAV CORP

Section 1. Designation and Amount. The preferred stock subject hereof shall be designated Series B Preferred Stock (“Series B Preferred Stock”) and the number of shares constituting Series B Preferred Stock shall be 19,867,000 shares. No other shares of preferred stock shall be designated as Series B Preferred Stock.

Section 2. Dividends.

a)Participating Dividends on As-Converted Basis. Holders of Series B Preferred Stock (“Holders”) shall be entitled to participate on a pari passu, pro rata as-converted-to- Common Stock basis in any and all dividends or other distributions paid by the Corporation on the Common Stock (other than dividends paid in Common Stock). The Corporation shall pay no dividends on shares of the Common Stock unless it simultaneously complies with the previous sentence.

Section 3. Liquidation Preference. Upon the occurrence of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, each holder of Series B Preferred Sock shall be entitled to receive the amount such holder would have received had such holder’s shares of Series B Preferred Stock, together with accrued and unpaid dividends thereon, been converted into Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation.

Section 4. Voting. Except as otherwise provided herein or by law and in addition to any right to vote as a separate class as provided by law, on any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting) the holders of outstanding shares of Series B Preferred Stock shall vote together as a single class with the holders of the Corporation’s Common Stock and the holders of any other class or series of shares entitled to vote with the Common Stock. Each outstanding share of Series B Preferred Stock shall be entitled to a number of votes equal to 95% of the voting power attributable to all shares entitled to vote divided by the sum of (i) the number of shares of Series B Preferred Stock then issued and outstanding and (ii) the number of shares, if any, of Series B Preferred Stock then converted into Common Stock pursuant to Section 6 hereof.

Section 5. Protective Provisions. The Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of holders of a majority of the then outstanding shares of Series B Preferred Stock and Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a separate class: (i) amend, alter or repeal (A) any of the powers, designations, rights or preferences of the Series B Preferred Stock or (B) any other provision of the Certificate of Incorporation or Bylaws of the Corporation, in the case of clause (B) only in a manner adverse to the Series B Preferred Stock; and (ii) authorize or issue any additional shares of Series B Preferred Stock.

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Section 6. Conversion.

a)Conversions at Option of Holder. Each share of Series B Preferred Stock shall be convertible, at any time and from time to time from and after the original issue date at the option of the Holder of any Series B Preferred Stock, into that number of shares of Common Stock (“Conversion Shares”) determined as follows:

Conversion Shares =	19 x 0.5556 x Adjusted Outstanding Common Stock
(Number of Issued Series B Preferred)

b) Additional Definitions. For the purposes hereof, the following terms shall bear the definitions set forth below:

Adjusted Outstanding Common Stock – (x) Conversion Date Outstanding, less (y) Series B Issued Common Stock and Series B Issued Common Stock.

Conversion Date Outstanding - The number of shares of Common Stock deemed outstanding on a Fully Diluted Basis immediately prior to the Conversion Date; provided, however, an equitable adjustment shall be made to such number of shares for each Capital Event, if any, occurring after the earlier of the relevant Conversion Date through and including the relevant Conversion Issuance Date.

Original Issue Date - The date of the first issue of any shares of this Series B Preferred Stock.

Conversion Issuance Date - The date on which the shares of Common Stock to be issued on account of the conversion made on the Conversion Date are actually issued, if the adjustment effected by the relevant Capital Event would not otherwise be applied to the Conversion Shares.

Series B Issued Common Stock - The number of shares of Common Stock issued on or prior to the Conversion Date on account of (x) conversion of shares of this Series B Preferred Stock and (y) payment of dividends on shares of Series B Preferred Stock; all as adjusted equitably for each Capital Event, if any, after the relevant issuance.

Series B Issued Common Stock - The number of shares of Common Stock issued on or prior to the Conversion Date on account of (x) conversion of shares of Series B Preferred Stock, $.0001 par value per share, of the Corporation (“Series B Preferred Stock”) and (y) payment of dividends on shares of Series B Preferred Stock; all as adjusted equitably for each Capital Event, if any, after the relevant issuance.

Number of Issued Series B Preferred – The sum of (i) the number of shares of Series B Preferred Stock issued and outstanding on the Conversion Date (without giving effect to the conversion for which the calculation is being made) and, (ii) the number of shares, if any, of Series B Preferred Stock converted into Common Stock prior to the Conversion Date.

Capital Event - Each of the following (each howsoever denominated) which has been declared or announced but, as of the Conversion Date, either has not yet been effected or would not otherwise be applied to the Conversion Shares: (w) stock split; (x) reverse stock split; (y) declared stock dividend; or (y) reclassification of shares resulting in the issuance of shares.

Fully Diluted Basis – The number of shares of Common Stock equal to (x) the Adjusted Outstanding Common Stock plus (y) the number of additional shares of Common Stock deemed to be outstanding assuming all options, warrants or other convertible securities (except for unconverted shares of this Series B Preferred Stock or Series B Preferred Stock) or instruments or other rights to acquire Common Stock or any other existing or future classes of capital stock have been exercised or converted, as applicable, in full, regardless of whether or not any such options, warrants, convertible securities or instruments or other rights are then vested or exercisable or convertible in accordance with their terms.

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c) Conversion Procedures. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Series B Preferred Stock to be converted, the number of shares of Series B Preferred Stock owned prior to the conversion at issue, the number of shares of Series B Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions of shares of Series B Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing the shares of Series B Preferred Stock to the Corporation, (although the Holder may surrender the Series B Preferred Stock certificate to, and receive a replacement certificate from the Corporation, at Holder’s election) unless all of the shares of Series B Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Series B Preferred Stock promptly following the Conversion Date at issue. Shares of Series B Preferred Stock converted into Common Stock in accordance with the terms hereof shall be canceled and shall not be reissued.

d)Delivery of Certificate Upon Conversion. Not later than five (5) Trading Days after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver, or cause to be delivered, to the converting Holder a certificate or certificates representing the Conversion Shares. “Trading Day” means a day on which the principal Trading Market is open for trading. “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange, the OTC Pink Marketplace, the OTC Bulletin Board, the OTCQB, or the OTCQX (or any successors to any of the foregoing).

e) Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series B Preferred Stock and payment of dividends on the Series B Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder (and the other holders of the Series B Preferred Stock), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable upon the conversion of the then outstanding shares of Preferred Stock and payment of dividends hereunder. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

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f) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Series B Preferred Stock. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall round down to the next whole share.

g) Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Series B Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holders of such shares of Series B Preferred Stock and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The Corporation shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion.

h) Legend. Each Conversion Share will be imprinted with the following legend:

“[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

Section 7. Adjustments. All references herein to the number of shares of Series B Preferred Stock issued by the Corporation shall be equitably adjusted to reflect any and all forward or reverse splits of the Series B Preferred Stock and reclassifications having a similar effect on the Series B Preferred Stock generally.

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Section 8. Miscellaneous.

a)Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at: 215 North Jefferson, STE 591, Ossian, Indiana 46777, Attention: President, facsimile: c/o Eilenberg & Krause LLP (212) 986-2399, or such other facsimile number or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 8. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Corporation, or if no such facsimile number or address appears on the books of the Corporation, at the principal place of business of such Holder, as set forth in the Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b)Lost or Mutilated Preferred Stock Certificate. If a Holder’s Series B Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series B Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

c)Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Wyoming, without regard to the principles of conflict of laws thereof. Each Holder and the Corporation agree that all legal proceedings concerning the interpretation and enforcement of this Certificate of Designation (whether brought against Holder and the Corporation or their respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each Holder and the Corporation hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each Holder and the Corporation hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party or parties for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

d)Waiver. Any of the rights, powers, preferences and other terms of the Series B Preferred Stock set forth herein may be waived on behalf of all Holders by the affirmative written consent or vote of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or, except as noted in the prior sentence, a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or, except as noted in the first sentence of this paragraph, any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing.

e)Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

f)Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a business day, such payment shall be made on the next succeeding business day.

g)Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

h)Status of Converted Series B Preferred Stock. If any shares of Series B Preferred Stock shall be converted, or shall otherwise be reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series B Preferred Stock.

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Series C Preferred Stock

We are authorized to issue up to 15,900,000 shares of Series C Preferred Stock, no par value. As of the date of this Offering, we have 15,900,000 shares of Series C Preferred Stock issued and outstanding as follows:

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES C PREFERRED STOCK

OF

UAV CORP

Section 1. Designation and Amount. The preferred stock subject hereof shall be designated Series C Preferred Stock (“Series C Preferred Stock”) and the number of shares constituting Series C Preferred Stock shall be 15,900,000 shares. No other shares of preferred stock shall be designated as Series C Preferred Stock.

Section 2. Dividends.

a)Participating Dividends on As-Converted Basis. Holders of Series C Preferred Stock (“Holders”) shall be entitled to participate on a pari passu, pro rata as-converted-to- Common Stock basis in any and all dividends or other distributions paid by the Corporation on the Common Stock (other than dividends paid in Common Stock). The Corporation shall pay no dividends on shares of the Common Stock unless it simultaneously complies with the previous sentence.

Section 3. Liquidation Preference. Upon the occurrence of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, each holder of Series C Preferred Sock shall be entitled to receive the amount such holder would have received had such holder’s shares of Series C Preferred Stock, together with accrued and unpaid dividends thereon, been converted into Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation.

Section 4. Voting. Except as otherwise provided herein or by law, Holders of Series C Preferred Stock shall not be entitled to any voting rights.

Section 5. Protective Provisions. The Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of holders of a majority of the then outstanding shares of Series C Preferred Stock and Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a separate class: (i) amend, alter or repeal (A) any of the powers, designations, rights or preferences of the Series C Preferred Stock or (B) any other provision of the Certificate of Incorporation or Bylaws of the Corporation, in the case of clause (B) only in a manner adverse to the Series C Preferred Stock; and (ii) authorize or issue any additional shares of Series C Preferred Stock.

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Section 6. Conversion.

a)Conversions at Option of Holder. Each share of Series C Preferred Stock shall be convertible, at any time and from time to time from and after the original issue date at the option of the Holder of any Series C Preferred Stock, into that number of shares of Common Stock (“Conversion Shares”) determined as follows:

Conversion Shares =	19 x 0.4444 x Adjusted Outstanding Common Stock
(Number of Issued Series C Preferred)

b) Additional Definitions. For the purposes hereof, the following terms shall bear the definitions set forth below:

Adjusted Outstanding Common Stock – (x) Conversion Date Outstanding, less (y) Series A Issued Common Stock and Series C Issued Common Stock.

Conversion Date Outstanding - The number of shares of Common Stock deemed outstanding on a Fully Diluted Basis immediately prior to the Conversion Date; provided, however, an equitable adjustment shall be made to such number of shares for each Capital Event, if any, occurring after the earlier of the relevant Conversion Date through and including the relevant Conversion Issuance Date.

Original Issue Date - The date of the first issue of any shares of this Series C Preferred Stock.

Conversion Issuance Date - The date on which the shares of Common Stock to be issued on account of the conversion made on the Conversion Date are actually issued, if the adjustment effected by the relevant Capital Event would not otherwise be applied to the Conversion Shares.

Series A Issued Common Stock - The number of shares of Common Stock issued on or prior to the Conversion Date on account of (x) conversion of shares of Series A Preferred Stock, $.0001 par value per share, of the Corporation (“Series A Preferred Stock”) and (y) payment of dividends on shares of Series A Preferred Stock; all as adjusted equitably for each Capital Event, if any, after the relevant issuance.

Series C Issued Common Stock - The number of shares of Common Stock issued on or prior to the Conversion Date on account of (x) conversion of shares of Series C Preferred Stock and (y) payment of dividends on shares of Series C Preferred Stock; all as adjusted equitably for each Capital Event, if any, after the relevant issuance.

Number of Issued Series C Preferred – The sum of (i) 15,900,000, representing the number of shares of Series C Preferred Stock originally issued on or about the date of filing of this Certificate of Designation, and (ii) the number of additional shares of Series C Preferred Stock, if any, issued at any time thereafter through and including the Conversion Date.

Capital Event - Each of the following (each howsoever denominated) which has been declared or announced but, as of the Conversion Date, either has not yet been effected or would not otherwise be applied to the Conversion Shares: (w) stock split; (x) reverse stock split; (y) declared stock dividend; or (y) reclassification of shares resulting in the issuance of shares.

Fully Diluted Basis – The number of shares of Common Stock equal to (x) the Adjusted Outstanding Common Stock plus (y) the number of additional shares of Common Stock deemed to be outstanding assuming all options, warrants or other convertible securities (except for unconverted shares of this Series C Preferred Stock or Series A Preferred Stock) or instruments or other rights to acquire Common Stock or any other existing or future classes of capital stock have been exercised or converted, as applicable, in full, regardless of whether or not any such options, warrants, convertible securities or instruments or other rights are then vested or exercisable or convertible in accordance with their terms.

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c) Conversion Procedures. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Series C Preferred Stock to be converted, the number of shares of Series C Preferred Stock owned prior to the conversion at issue, the number of shares of Series C Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions of shares of Series C Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing the shares of Series C Preferred Stock to the Corporation, (although the Holder may surrender the Series C Preferred Stock certificate to, and receive a replacement certificate from the Corporation, at Holder’s election) unless all of the shares of Series C Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Series C Preferred Stock promptly following the Conversion Date at issue. Shares of Series C Preferred Stock converted into Common Stock in accordance with the terms hereof shall be canceled and shall not be reissued.

d)Delivery of Certificate Upon Conversion. Not later than five (5) Trading Days after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver, or cause to be delivered, to the converting Holder a certificate or certificates representing the Conversion Shares. “Trading Day” means a day on which the principal Trading Market is open for trading. “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange, the OTC Pink Marketplace, the OTC Bulletin Board, the OTCQB, or the OTCQX (or any successors to any of the foregoing).

e) Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series C Preferred Stock and payment of dividends on the Series C Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder (and the other holders of the Series C Preferred Stock), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable upon the conversion of the then outstanding shares of Preferred Stock and payment of dividends hereunder. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

f) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Series C Preferred Stock. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall round down to the next whole share.

g) Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Series C Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holders of such shares of Series C Preferred Stock and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The Corporation shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion.

h) Legend. Each Conversion Share will be imprinted with the following legend:

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“[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

i) Holder’s Conversion Limitations. The Corporation shall not effect any conversion of Series C Preferred Stock, and a Holder shall not have the right to convert any Series C Preferred Stock, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates (as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any persons acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of the shares of Series C Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted shares of Series C Preferred Stock beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 6(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 6(i) applies, the determination of whether and to the extent shares of Series C Preferred Stock are convertible (in relation to other securities owned by the Holder together with any Affiliates) shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether and to the extent the shares subject to the Notice of Conversion may be converted (in relation to other securities owned by the Holder together with any Affiliates), all subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Corporation each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 6(i), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Corporation’s most recent periodic or annual report filed with the US Securities and Exchange Commission, as the case may be, (ii) a more recent public announcement by the Corporation, or (iii) a more recent written notice by the Corporation or the Corporation’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Corporation shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion Series C Preferred Stock held by the Holder. The Holder may decrease the Beneficial Ownership Limitation at any time and the Holder, upon not less than 61 days’ prior notice to Borrower, may increase the Beneficial Ownership Limitation provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of Series C Preferred Stock held by the Holder and the Beneficial Ownership Limitation provisions of this Section 6(i) shall continue to apply. Any such increase will not be effective until the 61st day after such notice is delivered to the Corporation. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6(i) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to all Holders.

Section 7. Adjustments. All references herein to the number of shares of Series C Preferred Stock issued by the Corporation shall be equitably adjusted to reflect any and all forward or reverse splits of the Series C Preferred Stock and reclassifications having a similar effect on the Series C Preferred Stock generally.

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Section 8. Miscellaneous.

a)Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at: 215 North Jefferson, STE 591, Ossian, Indiana 46777, Attention: President, facsimile: c/o Eilenberg & Krause LLP (212) 986-2399, or such other facsimile number or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 8. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Corporation, or if no such facsimile number or address appears on the books of the Corporation, at the principal place of business of such Holder, as set forth in the Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b)Lost or Mutilated Preferred Stock Certificate. If a Holder’s Series C Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series C Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

c)Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Wyoming, without regard to the principles of conflict of laws thereof. Each Holder and the Corporation agree that all legal proceedings concerning the interpretation and enforcement of this Certificate of Designation (whether brought against Holder and the Corporation or their respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each Holder and the Corporation hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each Holder and the Corporation hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. If any Holder or the Corporation shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party or parties for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

d)Waiver. Any of the rights, powers, preferences and other terms of the Series C Preferred Stock set forth herein may be waived on behalf of all Holders by the affirmative written consent or vote of the holders of at least a majority of the then outstanding shares of Series C Preferred Stock. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or, except as noted in the prior sentence, a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or, except as noted in the first sentence of this paragraph, any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing.

e)Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

f)Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a business day, such payment shall be made on the next succeeding business day.

g)Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

h)Status of Converted Series C Preferred Stock. If any shares of Series C Preferred Stock shall be converted, or shall otherwise be reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series C Preferred Stock.

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Series D Preferred Stock

We are authorized to issue up to 4,570,530 shares of Series D Preferred Stock, no par value. As of the date of this Offering, we have 4,550,430 shares of Series D Preferred Stock issued and outstanding as follows;

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES D PREFERRED STOCK

OF

HAN TANG TECHNOLOGY, INC.

Section 1. Designation and Amount. The preferred stock subject hereof shall be designated Series D Preferred Stock (“Series D Preferred Stock”) and the number of shares constituting Series D Preferred Stock shall be 4,570,430 shares. No other shares of preferred stock shall be designated as Series D Preferred Stock.

Section 2. Dividends.

a)Participating Dividends on As-Converted Basis. Holders of Series D Preferred Stock (“Holders”) shall be entitled to a Six Percent (6%) dividend or other distributions paid by the Corporation on the Common Stock (other than dividends paid in Common Stock).

Section 3. Liquidation Preference. Upon the occurrence of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, each holder of Series D Preferred Sock shall be entitled to receive the amount such holder of Preferred D shares owned times Fifty and No/100 Cents ($.50) a share together with accrued and unpaid dividends thereon, been converted into Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation.

Section 4. Voting. Except as otherwise provided herein or by law, Holders of Series D Preferred Stock shall not be entitled to any voting rights.

Section 5. Protective Provisions. The Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of holders of a majority of the then outstanding shares of Series D Preferred Stock and Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a separate class: (i) amend, alter or repeal (A) any of the powers, designations, rights or preferences of the Series D Preferred Stock or (B) any other provision of the Certificate of Incorporation or Bylaws of the Corporation, in the case of clause (B) only in a manner adverse to the Series D Preferred Stock; and (ii) authorize or issue any additional shares of Series D Preferred Stock.

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Section 6. Conversion.

a)Conversions at Option of Holder. Each share of Series D Preferred Stock shall be convertible, at any time and from time to time from and after the original issue date at the option of the Holder of any Series D Preferred Stock, into that number of shares of Common Stock (“Conversion Shares”) determined as follows:

Conversion Shares =	(Number of Issued Series D Preferred)
$.50 in Common Stock

b) Additional Definitions. For the purposes hereof, the following terms shall bear the definitions set forth below:

Original Issue Date - The date of the first issue of any shares of this Series D Preferred Stock.

Conversion Issuance Date - The date on which the shares of Common Stock to be issued on account of the conversion made on the Conversion Date are actually issued, if the adjustment effected by the relevant Capital Event would not otherwise be applied to the Conversion Shares.

Number of Issued Series D Preferred – The sum of (i) 4,570,430, representing the number of shares of Series D Preferred Stock originally issued on or about the date of filing of this Certificate of Designation, and (ii) the number of additional shares of Series D Preferred Stock, if any, issued at any time thereafter through and including the Conversion Date.

Capital Event - Each of the following (each howsoever denominated) which has been declared or announced but, as of the Conversion Date, either has not yet been effected or would not otherwise be applied to the Conversion Shares: (w) stock split; (x) reverse stock split; (y) declared stock dividend; or (y) reclassification of shares resulting in the issuance of shares.

c) Conversion Procedures. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Series D Preferred Stock to be converted, the number of shares of Series D Preferred Stock owned prior to the conversion at issue, the number of shares of Series D Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions of shares of Series D Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing the shares of Series D Preferred Stock to the Corporation, (although the Holder may surrender the Series D Preferred Stock certificate to, and receive a replacement certificate from the Corporation, at Holder’s election) unless all of the shares of Series D Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Series D Preferred Stock promptly following the Conversion Date at issue. Shares of Series D Preferred Stock converted into Common Stock in accordance with the terms hereof shall be canceled and shall not be reissued.

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d)Delivery of Certificate Upon Conversion. Not later than five (5) Trading Days after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver, or cause to be delivered, to the converting Holder a certificate or certificates representing the Conversion Shares. “Trading Day” means a day on which the principal Trading Market is open for trading. “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange, the OTC Pink Marketplace, the OTC Bulletin Board, the OTCQB, or the OTCQX (or any successors to any of the foregoing).

e) Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series D Preferred Stock and payment of dividends on the Series D Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder (and the other holders of the Series D Preferred Stock), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable upon the conversion of the then outstanding shares of Preferred Stock and payment of dividends hereunder. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

f) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Series D Preferred Stock. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall round down to the next whole share.

g) Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Series D Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holders of such shares of Series D Preferred Stock and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The Corporation shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion.

h) Legend. Each Conversion Share will be imprinted with the following legend:

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“[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

i) Holder’s Conversion Limitations. The Corporation shall not effect any conversion of Series D Preferred Stock, and a Holder shall not have the right to convert any Series D Preferred Stock, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates (as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any persons acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of the shares of Series D Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted shares of Series D Preferred Stock beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 6(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 6(i) applies, the determination of whether and to the extent shares of Series D Preferred Stock are convertible (in relation to other securities owned by the Holder together with any Affiliates) shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether and to the extent the shares subject to the Notice of Conversion may be converted (in relation to other securities owned by the Holder together with any Affiliates), all subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Corporation each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 6(i), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Corporation’s most recent periodic or annual report filed with the US Securities and Exchange Commission, as the case may be, (ii) a more recent public announcement by the Corporation, or (iii) a more recent written notice by the Corporation or the Corporation’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Corporation shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion Series D Preferred Stock held by the Holder. The Holder may decrease the Beneficial Ownership Limitation at any time and the Holder, upon not less than 61 days’ prior notice to Borrower, may increase the Beneficial Ownership Limitation provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of Series D Preferred Stock held by the Holder and the Beneficial Ownership Limitation provisions of this Section 6(i) shall continue to apply. Any such increase will not be effective until the 61st day after such notice is delivered to the Corporation. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6(i) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to all Holders.

Section 7. Adjustments. All references herein to the number of shares of Series D Preferred Stock issued by the Corporation shall be equitably adjusted to reflect any and all forward or reverse splits of the Series D Preferred Stock and reclassifications having a similar effect on the Series D Preferred Stock generally.

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Section 8. Miscellaneous.

a)Notices. Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at: 215 North Jefferson, STE 591, Ossian, Indiana 46777, Attention: President, facsimile: c/o Eilenberg & Krause LLP (212) 986-2399, or such other facsimile number or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 8. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Corporation, or if no such facsimile number or address appears on the books of the Corporation, at the principal place of business of such Holder, as set forth in the Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b)Lost or Mutilated Preferred Stock Certificate. If a Holder’s Series D Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series D Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

c)Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Wyoming, without regard to the principles of conflict of laws thereof. Each Holder and the Corporation agree that all legal proceedings concerning the interpretation and enforcement of this Certificate of Designation (whether brought against a Holder or the Corporation or their respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each Holder and the Corporation hereby irrevocably submit to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith, and hereby irrevocably waive, and agree not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each Holder and the Corporation hereby irrevocably waive personal service of process and consent to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each Holder and the Corporation hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation. If any Holder or the Corporation shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party or parties for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

d)Waiver. Any of the rights, powers, preferences and other terms of the Series D Preferred Stock set forth herein may be waived on behalf of all Holders by the affirmative written consent or vote of the holders of at least a majority of the then outstanding shares of Series D Preferred Stock. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or, except as noted in the prior sentence, a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or, except as noted in the first sentence of this paragraph, any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing.

e)Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

f)Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a business day, such payment shall be made on the next succeeding business day.

g)Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

h)Status of Converted Series D Preferred Stock. If any shares of Series D Preferred Stock shall be converted, or shall otherwise be reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series D Preferred Stock.

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Limitations on Liability and Indemnification of Officers and Directors

Wyoming law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our articles of incorporation and bylaws include provisions that eliminate, to the extent allowable under Wyoming law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be. Our articles of incorporation and bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent permitted by Wyoming law. We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers, employees and agents for some liabilities. We currently maintain directors’ and officers’ insurance covering certain liabilities that may be incurred by directors and officers in the performance of their duties

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our articles of incorporation and bylaws.

There is currently no pending litigation or proceeding involving any of directors, officers or employees for which indemnification is sought.

Transfer Agent

Our transfer agent is Pacific Stock Transfer Co. with addresses at 6725 Via Austi Parkway, Suite 300, Las Vegas, NV 89119. They may be contact via telephone at 800.785.7782 or their website  www.pacifictransfer.com

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SHARE ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our Common Stock in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities. We are unable to estimate the number of shares of Common Stock that may be sold in the future.

Upon the successful completion of this offering, we will have 26,188,845 outstanding shares of Common Stock if we complete the maximum offering hereunder. All of the shares sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by one of our affiliates as that term is defined in Rule 144 under the Securities Act, which generally includes directors, officers or 5% stockholders.

Rule 144

Shares of our Common Stock held by any of our affiliates, as that term is defined in Rule 144 of the Securities Act, may be resold only pursuant to further registration under the Securities Act or in transactions that are exempt from registration under the Securities Act. In general, under Rule 144 as currently in effect, any of our affiliates would be entitled to sell, without further registration, within any three-month period a number of shares that does not exceed the greater of:

●	1% of the number of shares of Common Stock then outstanding, which will equal about 261,888 shares if fully subscribed; or

●	the average weekly trading volume of the unrestricted Common Stock during the four calendar weeks preceding the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates will also be subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

PLAN OF DISTRIBUTION

The Offering will be sold by our officers and directors.

This is a self-underwritten offering. This Offering Circular is part of an exemption under Regulation A that permits our officers and directors to sell the Shares directly to the public in those jurisdictions where the Offering Circular is approved, with no commission or other remuneration payable for any Shares sold. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. After the qualification by the Commission and acceptance by those states where the offering will occur, the Officer and Directors intends to advertise through personal contacts, telephone, and hold investment meetings in those approved jurisdictions only. We do not intend to use any mass-advertising methods such as the Internet or print media. Officers and Directors will also distribute the prospectus to potential investors at meetings, to their business associates and to his friends and relatives who are interested the Company as a possible investment, so long as the offering is an accordance with the rules and regulations governing the offering of securities in the jurisdictions where the Offering Circular has been approved. In offering the securities on our behalf, the Officers and Directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

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Terms of the Offering

The Company is offering on a best-efforts, self-underwritten basis a maximum of 66,666,667 shares of its Common Stock at a price of $0.15 per share. There is no minimum investment required from any individual investor. The shares are intended to be sold directly through the efforts of our officers and directors. The shares are being offered for a period not to exceed 365 days from the date the Offering is approved by the state of New York. The offering will terminate on the earlier of: (i) the date when the sale of all shares is completed, or (ii) 365 days from the date the Offering is approved by the state of New York (unless extended by the Company, in its own discretion, for up to another 90 days). For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

VALIDITY OF COMMON STOCK

The validity of the securities offered hereby will be passed upon by Eilers Law Group, P.A.

EXPERTS

None

REPORTS

As a Tier 1, Regulation A filer, we are not required to file any reports.

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HAN TANG TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	December 31,
	2019	2018

ASSETS
Current Assets:
Cash	$7,802	$5,923
Accrued interest receivable	-	6,888
Inventory - supplies and parts	183,004	37,522
Receivables, related party	45,965	-
Secured notes receivable, related party, net of discount
of $0 and $19,220, respectively (Note 5)	-	352,141
Total current assets	236,771	402,474

Property, plant, and equipment, net	746,506	10,000

Right-of-use asset	24,200	-

Total Assets	$1,007,477	$412,474

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities:
Accounts payable	$-	$33,788
Accrued interest	244,525	19,447
Advances from related parties	28,550	14,000
Accrued expenses	8,400	3,500
Senior secured notes payable, related party, net of
debt discount of $9,696 and $0, respectively	534,554	75,000
Senior secured convertible notes payable, net of
debt discount of $26,311 and $26,047, respectively	3,968,987	926,286
Lease liability, current portion	24,200	-
Total current liabilities	4,809,216	1,072,021

Total liabilities	4,809,216	1,072,021

Commitments and Contingencies (Note 7)	-	-

Shareholders' Deficit:
Preferred stock, par value $.0001 per share, 100,000,000 shares authorized at December 31, 2019 and 2018, respectively:
Series A preferred stock, 6 and 0 issued and outstanding at
December 31, 2019 and 2018, respectively	-	-
Common stock, par value $.0001 per share, 2,000,000,000
shares authorized; 4,782,596 and 4,556,703 issued and
outstanding at December 31, 2019 and 2018, respectively	478	456
Additional paid-in capital	14,932	2,829
Accumulated deficit	(3,817,149)	(662,832)
Total shareholders' deficit	(3,801,739)	(659,547)

Total Liabilities and Shareholders' Deficit	$1,007,477	$412,474

F-1

HAN TANG TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the year ended December 31,
	2019	2018

Revenues	$-	$-

Operating expenses:
Research and development	-	75,702
Depreciation and amortization	2,500	2,500
Strategic and financial consulting	64,628	12,275
Legal and professional fees	6,358	104,343
Occupancy	4,648	11,900
Travel	4,969	5,168
Other operating expenses	8,708	473

Total operating expenses	91,811	212,361

Loss from operations	(91,811)	(212,361)

Other income (expense):
Interest income	113,545	11,529
Interest expense	(336,474)	(52,269)
Fees related to forbearance loans	-	(351,185)
Loss from assumption of debt (Note 4)	(2,125,215)	-
Loss from acquisition (Note 3)	(714,362)	-

Total other income (expense)	(3,062,506)	(391,925)

Loss before income taxes	(3,154,317)	(604,286)

Income tax expense	-	-

Net loss	$(3,154,317)	$(604,286)

Basic and dilutive net loss per common share	$(0.68)	$(0.13)

Basic weighted average common shares outstanding	4,669,959	4,556,703

F-2

HAN TANG TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT
(Unaudited)

					Additional
	Series A Preferred		Common Stock		Paid in	Accumulated	Shareholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balance at January 1, 2018	-	$-	4,556,703	$456	$1,091	$(58,546)	$(56,999)

Effect of the capital transactions in
R Squared Technologies, Inc.:

Issuance of founder's shares	-	-	-	-	86	-	86

Shares issued for cash	-	-	-	-	142	-	142

Shares issued for services	-	-	-	-	10	-	10

Warrants issued under
forbearance agreement	-	-	-	-	1,500	-	1,500

Net loss for the year ended
December 31, 2018	-	-	-	-	-	(604,286)	(604,286)

Balance at December 31, 2018	-	-	4,556,703	456	2,829	(662,832)	(659,547)

Effect of pre-merger issuances:

Shares issued for settlement of
convertible debt	-	-	225,893	22	(22)	-	-

Issuance of preferred stock to
related party for control	6	-	-	-	-	-	-

Effect of the capital transactions in
R Squared Technologies, Inc.:

Shares issued for cash	-	-	-	-	2,500	-	2,500

Shares issued in connection with
notes payable	-	-	-	-	9,625	-	9,625

Shares issued for acquisition	-	-	-	-	500	-	500

Shares cancelled in connection
with acquisition	-	-	-	-	(500)	-	(500)

Net loss for the year ended
December 31, 2019	-	-	-	-	-	(3,154,317)	(3,154,317)

Balance at December 31, 2019	6	$-	4,782,596	$478	$14,932	$(3,817,149)	$(3,801,739)

F-3

HAN TANG TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	For the year ended December 31,
	2019	2018
Operating Activities:
Net loss	$(3,154,317)	$(604,286)
Adjustments to reconcile net loss to net cash
used in operating activities
Amortization of note receivable discount	(47,415)	(4,641)
Amortization of debt discount	85,165	27,206
Depreciation	2,500	2,500
Fees related to forbearance loans	-	351,185
Stock issued for founders shares	-	86
Stock issued for services	-	10
Payment of expenses through the issuance of notes payable	-	21,110
Loss from assumption of debt	2,125,215	-
Loss from acquisition	714,362	-
Changes in operating assets and liabilities:
Inventory	-	(11,414)
Accounts payable	(33,788)	89,343
Accrued expenses	-	3,500
Accrued interest - receivable	(66,130)	(6,888)
Accrued interest - payable	195,755	25,063
Net Cash Used in Operating Activities	(178,653)	(107,226)

Investing Activities:
Cash received in acquisition	3,963	-
Advances to notes receivable, related party	(209,180)	-
Net Cash Used in Financing Activities	(205,217)	-

Financing Activities:
Proceeds from the sale of common stock	2,500	142
Proceeds from convertible notes payable	365,000	-
Proceeds from notes payable, related party	17,500	-
Proceeds from advances from related parties	749	(51,690)
Net Cash Provided by (Used in) Financing Activities	385,749	(51,548)

Net Increase (Decrease) in Cash	1,879	(158,774)

Cash - Beginning of Year	5,923	164,697

Cash - End of Year	$7,802	$5,923

Supplemental disclosure of cash flow information:
Interest paid in cash	$-	$-
Income taxes paid in cash	$-	$-

Supplemental disclosure of non-cash financing activity:
Senior secured convertible notes payable	$-	$368,610
Secured notes receivable to Skyborne Technologies, Inc.	$-	$347,500
Common stock issued for acquisition	$500	$-
Common stock cancelled in connection with acquisition	$500	$-
Debt discount from issuance of common stock	$9,625	$-
Original issuance discount on debt	$85,500	$-
Proceeds from notes payable issued to related party	$469,000	$-
Original issuance discount on notes receivable, related party	$63,768	$-

F-4

HAN TANG TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Organization and Business

Nature of the Business

On January 27, 2020, Han Tang Technologies, Inc. (“HTTI” or the “Company”), a Wyoming corporation incorporated January 18, 2013, entered into a Securities Exchange Agreement (the “Agreement”) with R Squared Technologies, Inc. (“R Squared”), pursuant to which HTTI was to acquire all of the issued and outstanding shares and assets of R Squared. R Squared assets consist primarily of all of the issued and outstanding shares of capital stock of Skyborne Technology, Inc. (“Skyborne”) and certain real property located in Gulf County, Florida (the “Assets”). The Agreement was consummated and, in accordance with the terms of the Agreement, exchanges and issuances of HTTI stock were made as detailed in Note 10.

R Squared is a Delaware corporation incorporated June 22, 2017. R Squared engaged Patriot Government Services, LLC (“Patriot”), a Service-Disabled Veteran Owned Small Business Concern (“SDVOSB”), to develop the Sentinel Mobile Communication Center. R Squared purchased the technology including the R Squared Sentinel logo and name.

The R Squared Sentinel (the “Sentinel”) is a portable, battery-powered, Internet Protocol (“IP”) data and voice system that features Wi-Fi, Long Term Evolution (“LTE”) and Broadband Global Area Network (“BGAN”), options serving the needs of local, state, and federal government agencies as well as the commercial market place. The Sentinel establishes a communication network between wired and Wi-Fi enabled devices within a secure network. It can be used for both defense and emergency management applications. The Sentinel may serve as an immediate command and control network and may provide a communication solution in response to a variety of adverse circumstances, including severe weather, natural disaster, power outages or even a hostile attack.

On October 29, 2019, R Squared completed an acquisition of 100% of the issued and outstanding capital stock of Skyborne Technology, Inc. (“Skyborne”), a privately-owned company, and its wholly owned subsidiaries Skyborne South America LLC, Skyborne Central America LLC, and Skyborne Technology Investment Properties Inc. (Note 3). Skyborne is a developer, manufacturer and integrator of next generation manned and automated first responder communication, unmanned airship and drone aviation systems and owns and operates Costin Airport in Gulf County, FL for flight operations, manufacturing and unmanned aircraft systems training.

On April 9, 2020, the Company filed an application to change its name to UAV Corp. The Company is completing the necessary requirements mandated by FINRA and the OTC to begin trading under the new name and trading symbol.

Going Concern

The Company has incurred losses since inception and requires additional funds for future operating activities. The Company’s selling activity has not reached a level of revenue sufficient to fund its operating activities. These factors create an uncertainty as to how the Company will fund its operations and maintain sufficient cash flow to operate as a going concern. The combination of these factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in response to these factors include the issuances of debt and common stock in exchange for cash and several out of country contracts currently in the final stages of negotiations. There are no guarantees that any of the contracts will close; however, if any of the contracts currently under negotiations do, we expect that the Company will be able to continue as a going concern.

F-5

HAN TANG TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company’s ability to meet its cash requirements in the next year is dependent upon obtaining additional financing. If this is not achieved, the Company will be unable to obtain sufficient cash flow to fund its operations and obligations, and as a result there is substantial doubt the Company will be able to continue as a going concern. The accompanying consolidated financial statements have been prepared on a going concern basis, and accordingly, do not include any adjustments relating to the recoverability and classification of recorded asset amounts; nor do they include adjustments to the amounts and classification of liabilities that might be necessary should the Company be unable to continue operations or be required to sell its assets.

Note 2. Basis of Presentation and Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements and footnotes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Intercompany accounts and transactions have been eliminated. In the opinion of the Company’s management, the consolidated financial statements reflect all adjustments, which are normal and recurring in nature, necessary for fair financial statement presentation.

Accounting Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could materially differ from those estimates. Significant estimates of the Company include accounting for depreciation and amortization, accruals and contingencies, the fair value of Company common stock and the estimated fair value of warrants.

Revenue Recognition

On January 1, 2018, the Company adopted Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”). The core principle of ASC 606 requires that the entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. ASC 606 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under U.S. GAAP including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. The adoption of ASC 606 had no effect on the accompanying consolidated financial statements.

Cash and Cash Equivalents

The Company considers all highly liquid instruments, with original maturity of three months or less when purchased, to be cash equivalents.

The Company maintains cash balances at three financial institutions. Accounts at these institutions are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. As of December 31, 2019, and 2018, the Company’s cash balances did not exceed FDIC coverage.

F-6

HAN TANG TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Inventory

Inventories are stated at the lower of cost (average cost) or market (net realizable value). Cost includes materials related to the purchase and production of inventories. Management regularly reviews inventory quantities on hand, future purchase commitments with our suppliers, and the estimated utility of the Company’s inventory. If management’s review indicates a reduction in utility below carrying value, the Company reduces inventory to a new cost basis through a charge to cost of revenue.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided for on the straight-line method, over the estimated useful lives of the assets. Estimated useful lives are as follows:

Airship materials and equipment	5 years

Maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred. Betterments or renewals are capitalized when incurred. Gains and losses on the disposition of property and equipment are recorded in the period incurred. Depreciation expense was $2,500 for the years ended December 31, 2019 and 2018, respectively.

Impairment of Long-Lived Assets and Amortizable Intangible Assets

The Company follows ASC Topic 360-10, Property, Plant, and Equipment (“ASC 360”), which established a "primary asset" approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

Debt Issuance Costs

Costs incurred in connection with the Company’s debt issuances are capitalized and amortized as interest expense over the scheduled maturity period using the effective interest method. Unamortized costs are presented as a direct deduction from the carrying value of the debt in the accompanying balance sheets.

Research and Development Costs

The Company accounts for its research and development costs in accordance with ASC Topic 730, Research and Development (“ASC 730”). The costs of materials and equipment or facilities that are acquired or constructed for research and development activities and that have alternative future uses (in research and development projects or otherwise) shall be capitalized as tangible assets when acquired or constructed.

The cost of such materials consumed in research and development activities and the depreciation of such equipment or facilities used in those activities are research and development costs. Research and development costs, including personnel, design, development and testing of software, are expensed as incurred.

F-7

HAN TANG TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Stock-Based Compensation

In accordance with ASC Topic 718, Compensation – Stock Compensation (“ASC 718”), the Company measures the compensation costs of stock-based compensation arrangements based on the grant date fair value of granted instruments and recognizes the costs in the financial statements over the period during which such awards vest. Stock-based compensation arrangements include stock options and restricted stock awards.

Equity instruments (“instruments”) issued to non-employees are recorded on the basis of the fair value of the instruments, as required by ASC 718. ASC Topic 505, Equity Based Payments to Non-Employees (“ASC 505”), defines the measurement date and recognition period for such instruments. In general, the measurement date is (a) when a performance commitment, as defined, is reached or (b) when the earlier of (i) the non-employee performance is complete and (ii) the instruments are vested. The measured fair value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in ASC 505.

Income Taxes

The Company accounts for income taxes under ASC Topic 740, Income Taxes. Deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized. At December 31, 2019 and 2018, the entire deferred tax asset, which arises primarily from our net operating losses, has been fully reserved because management has determined that it is not "more likely than not" that the net operating loss carry forwards would be realized in the future.

The Company accounts for uncertainty in income taxes using a recognition threshold of more-likely-than-not to be sustained upon examination by the appropriate taxing authority. Measurement of the tax uncertainty occurs if the recognition threshold is met. The Company does not believe it has any uncertain tax positions deemed material as of December 31, 2019 and 2018. The Company is subject to U.S. federal and state income tax examinations by tax authorities for all periods since inception. The Company’s practice is to recognize interest and/or penalties related to income tax matters in income tax expense.  As of December 31, 2019 and 2018, no interest or penalties have been accrued and no federal or state tax examinations are in progress.

Net Earnings (Loss) Per Share

Basic earnings (loss) per share does not include dilution and is computed by dividing earnings (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share reflects the potential dilution of securities that could share in the earnings (loss) of an entity. Dilutive securities are not included in the weighted average number of shares when inclusion would be anti-dilutive.

Fair Value Measurements

ASC Topic 820, Fair Value Measurement, requires that certain financial instruments be recognized at their fair values at our balance sheet dates. However, other financial instruments, such as debt obligations, are not required to be recognized at their fair values, but GAAP provides an option to elect fair value accounting for these instruments. GAAP requires the disclosure of the fair values of all financial instruments, regardless of whether they are recognized at their fair values or carrying amounts in our balance sheets. For financial instruments recognized at fair value, GAAP requires the disclosure of their fair values by type of instrument, along with other information, including changes in the fair values of certain financial instruments recognized in income or other comprehensive income. For financial instruments not recognized at fair value, the disclosure of their fair values is provided below under “Financial Instruments.”

F-8

HAN TANG TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Nonfinancial assets, such as property, plant and equipment, and nonfinancial liabilities are recognized at their carrying amounts in the Company’s balance sheets. GAAP does not permit nonfinancial assets and liabilities to be remeasured at their fair values. However, GAAP requires the remeasurement of such assets and liabilities to their fair values upon the occurrence of certain events, such as the impairment of property, plant and equipment. In addition, if such an event occurs, GAAP requires the disclosure of the fair value of the asset or liability along with other information, including the gain or loss recognized in income in the period the remeasurement occurred.

The following provides an analysis of financial instruments that are measured subsequent to initial recognition at fair value, grouped into Levels 1 to 3 based on the degree to which fair value is observable:

•	Level 1- fair value measurements are those derived from quoted prices (unadjusted in active markets for identical assets or liabilities);
•

Level 2- fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices); and

•	Level 3- fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

The Company did not have any financial instruments recognized at their fair values at December 31, 2019 and 2018.

Financial Instruments

The Company’s financial instruments include cash and cash equivalents, receivables, payables, and debt and are accounted for under the provisions of ASC Topic 825, Financial Instruments. The carrying amount of these financial instruments, with the exception of discounted debt, as reflected in the consolidated balance sheets approximates fair value.

Recently Adopted Accounting Standards

In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2016-02, Leases (ASU 2016-02), and subsequently issued supplemental adoption guidance and clarification (collectively, “ASC 842”). ASC 842 amends a number of aspects of lease accounting, including requiring lessees to recognize right-of-use assets and lease liabilities for operating leases with a lease term greater than one year. ASC 842 supersedes ASC Topic 840, Leases (“ASC 840”). On January 1, 2019, the Company adopted ASC 842 using the modified retrospective approach. Results for reporting periods beginning after January 1, 2019 are presented under ASC 842, while prior period amounts are not adjusted and continue to be reported in accordance with our historical accounting under ASC 840. In addition, we elected not to recognize the right-of-use assets and liabilities for leases with lease terms of one year or less. Upon adoption of ASC 842, the Company did not record any right-of-use assets and operating lease liabilities as of January 1, 2019. The adoption did not have a material impact on our Consolidated Statements of Operations or Consolidated Statements of Cash Flows.

F-9

HAN TANG TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Recent Accounting Pronouncements

During the years ended December 31, 2019 and 2018, there were several new accounting pronouncements issued by the FASB. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s financial statements.

Subsequent Events

In accordance with ASC Topic 855, Subsequent Events, the Company evaluated subsequent events after the balance sheet date and through July 11, 2020, the date the consolidated financial statements were available to be issued.

Note 3. Business Acquisition

Skyborne Technology, Inc. and Subsidiaries

As discussed in Note 1, the Company completed an acquisition of all outstanding capital stock of Skyborne Technology, Inc., formerly a related party (Note 5), with an effective date of October 29, 2019, in a transaction accounted for under the acquisition method of accounting, whereby the assets acquired and the liabilities, if any assumed are to be valued at fair value, and compared to the fair value of the consideration given to identify if there are any identifiable intangible assets to be recognized as a result of the transaction.

As a result of the acquisition, Skyborne is now a wholly owned subsidiary of the Company and is included in the accompanying consolidated financial statements only from the effective date through December 31, 2019. The recorded cost of this acquisition was based upon the fair market value of the assets and liabilities acquired.

As consideration for all outstanding shares of Skyborne capital stock, the Company issued 5,000,000 shares of the Company’s common stock valued at par based on the previous cash purchases of the Company’s common stock.

The fair values of assets acquired, and liabilities assumed, in connection with this acquisition are as follows:

Cash	$3,963
Inventory	145,481
Receivables, related party	45,965
Airport	602,395
Airship materials and equipment	136,611
Right of use asset	28,600
Accrued interest	(102,341)
Short-term advances - related parties	(18,700)
Lease liability	(28,600)
Notes payable	(450,000)
Senior secured convertible notes payable - related parties	(1,077,736)
$(714,362)

Proforma unaudited condensed selected consolidated financial data for the years ended December 31, 2019 and 2018 as though this acquisition had taken place at January 1, 2018 are as follows:

	2019	2018
Net loss	$3,868,680	$872,082

F-10

HAN TANG TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4. Debt

A summary of the Company’s debt at December 31, 2019 and 2018, by counterparty, is as follows:

			Shares if	Interest		Balance
Origination	Maturity	Convertible	Converted	Rate		2019	2018

Noteholder 1
9/21/2018	1/9/2022	Yes	110,000	6%	[b]	$110,000	$110,000
11/23/2018	1/9/2022	Yes	137,500	6%	[b]	137,500	137,500
12/28/2018	1/9/2022	Yes	27,500	6%	[b]	27,500	27,500
10/2/2017	1/9/2022	Yes	187,533	6%	[b]	187,533	187,533
1/4/2019	1/4/2020	Yes	110,000	10%	[b]	110,000	-
1/11/2019	1/11/2022	Yes	987,177	6%	[a]	987,177	-
2/22/2019	2/22/2020	Yes	99,000	10%	[b]	99,000	-
2/21/2019	2/21/2020	Yes	220,000	10%	[b]	220,000	-
3/6/2019	4/8/2019	No	-	10%	[b]	450,000	-
4/17/2019	4/16/2020	Yes	137,500	10%	[b]	137,500	-
7/11/2019	7/11/2020	Yes	55,000	10%	[b]	55,000	-
8/16/2019	8/16/2020	Yes	38,850	10%	[b]	38,850	-
8/24/2018	1/9/2022	No	-	6%	[b]	75,000	75,000
8/28/2019	8/28/2020	Yes	110,000	10%	[b]	110,000	-
10/7/2019	10/7/2020	Yes	55,000	6%	[b]	55,000	-

Noteholder 2
10/2/2017	1/9/2022	Yes	55,555	6%	[c]	55,555	55,555
8/13/2018	1/9/2022	Yes	11,111	6%	[c]	11,111	11,111
9/21/2018	1/9/2022	Yes	27,779	6%	[c]	27,779	27,779
12/24/2018	1/9/2022	Yes	2,750	6%	[c]	2,750	2,750
12/31/2018	1/9/2022	Yes	310,820	6%	[c]	310,820	310,820
10/2/2017	1/9/2022	Yes	34,689	6%	[c]	34,689	34,689
10/7/2019	10/7/2020	Yes	9,900	6%	[c]	9,900	-

Noteholder 3
12/31/2018	1/9/2022	Yes	37,096	6%	[d]	37,096	37,096
5/2/2018	5/2/2022	Yes	10,000	10%	[d]	10,000	10,000
1/11/2019	1/11/2022	Yes	800,000	6%	[a]	800,000	-

Noteholder 4
1/11/2019	1/11/2022	Yes	338,038	6%	[a]	338,038	-
1/22/2019	1/22/2020	Yes	55,000	10%	[e]	55,000	-

Noteholder 5
10/7/2019	10/7/2020	Yes	27,500	6%	[f]	27,500	-

Noteholder 6
12/17/2019	3/17/2020	No	-	10%		8,250	-

Noteholder 7
12/17/2019	3/17/2020	No	-	10%		5,500	-

Noteholder 8
12/19/2019	3/19/2020	No	-	10%		5,500	-

			3,995,298			4,539,548	1,027,333
Less unamortized discount						(36,007)	(26,047)
						$4,503,541	$1,001,286

F-11

HAN TANG TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Assumption of Debt

Pursuant to a Contingent Assumption Agreement dated January 3, 2019 entered into by the Company with three holders of the Company’s Senior Secured Convertible Notes Payable (collectively, the "Investors"), the Company agreed, if and when the Put Right is exercised, to effectively assume certain debt of Omni held by the Investors on the date of the Contingent Assumption Agreement and specified on a schedule which was to have been attached to the Contingent Assumption Agreement.  As such, upon exercise of the Put Right on August 16, 2019, the Company became obligated under the Contingent Assumption Agreement to effectively assume and to issue notes to the Investors with respect to approximately $2,125,215a in aggregate amount of indebtedness which are to bear interest at 6% per annum effective from January 11, 2019, are to mature on January 11, 2022 and are to be convertible into the Company’s common stock at $1.00 per share of stock. The $2,125,215 in assumed debt was settled as part of the January 2020 reverse merger (Note 10).

Note Payable

During August 2018, R Squared entered into a Note Payable Agreement with Noteholder 1 pursuant to which a 6% note payable was issued in the principal amount of $75,000 due one year from issuance. The August 2018 note was extended three years to January 9, 2022 as a result of a forbearance agreement on January 1, 2019.

During December 2019, the Company entered into short-term note payable agreements with three related parties pursuant to which three 10% notes payable were issued with the principal amounts totaling $19,250, including $1,750 in total original issuance discounts, due three months from issuance. In connection with these short-term notes payable, the Company issued 17,500 shares of common stock resulting in an additional $9,625 discount on the short-term notes payable.

Secured Convertible Notes Payable

During October 2017, the R Squared entered into a Securities Purchase Agreement pursuant to which an 8% Senior Secured Convertible Note was issued in the principal amount of $222,222. Since then, these convertible notes payable were assigned to two shareholders of R Squared who are also noteholders, with the first noteholder assuming $187,533 and the second noteholder assuming $34,689.

Additionally, during the year ended December 31, 2018, R Squared issued a series of Secured Convertible Notes Payable, some of which were issued in forbearance. Eight such notes were issued during the period from August 13, 2018 to December 31, 2018. These convertible notes were extended three years to January 9, 2022 as a result of a forbearance agreement on January 1, 2019. An additional ten notes were issued during the year ended December 31, 2019. These notes have similar terms, generally due one year from issuance with interest accruing at 10%. The notes are collateralized by a security interest in all of the existing and future assets of R Squared. The conversion price was $1.00 per share of R Squared stock, subject to adjustment in certain circumstances.

F-12

HAN TANG TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In connection with the HTTI reverse merger (Note 10), on January 27, 2020, HTTI consolidated R Squared and Skyborne principal and interest outstanding at December 31, 2019 by issuing five secured convertible notes payable. The notes are collateralized by a security interest in all of the existing and future assets of HTTI, are convertible $0.50 per share of HTTI common stock and are due on May 28, 2021 with interest accruing at rates ranging from 6% to 10%. The five secured convertible notes payable are as follows:

•	Noteholder 1 - $1,923,757 secured convertible note which consolidated $1,812,883[b] in principal and $137,420 in accrued interest outstanding at December 31, 2019.
•	Noteholder 2 - $512,592 secured convertible note which consolidated $452,604[c] in principal and $59,988 in accrued interest outstanding at December 31, 2019.
•	Noteholder 3 - $56,454 secured convertible note which consolidated $47,096[d] in principal and $9,358 in accrued interest outstanding at December 31, 2019.
•	Noteholder 4 - $58,459 secured convertible note which consolidated $55,000[e] in principal and $3,459 in accrued interest outstanding at December 31, 2019.
•	Noteholder 5 - $27,771 secured convertible note which consolidated $27,500[f] in principal and $221 in accrued interest outstanding at December 31, 2019.

The future maturities of the Company’s debt as of December 31, 2019, are as follows:

December 31,	Amount
2020	$1,387,000
2021	-
2022	3,152,548
$4,539,548

Interest expense was $336,474 and $52,269 for the years ended December 31, 2019 and 2018, respectively.

Note 5. Related Party Transactions

During the year ended December 31, 2018, R Squared issued six secured convertible promissory notes to Skyborne with principal totaling approximately $371,361, including discounts totaling approximately $33,861 due on year from issuance with interest accruing at 8% to 10%. From January 1, 2019 to October 29, 2019, R Squared issued twelve secured convertible promissory notes to Skyborne with principal totaling approximately $741,948, including discounts totaling approximately $63,768, due on year from issuance with interest accruing at 10%. The discounts recognized at issuance are being amortized over the life of the respective note.

The conversion price for voluntary conversions of these notes receivable for a single share of Common Stock is the lesser of (i) $1.00, (ii) if R Squared shall have delivered an Alternate Reset Notice to Skyborne, the Alternate Conversion Price, and (iii) after an Event of Default, and if so elected by R Squared, $.01, in each case subject to adjustment as provided in the notes.

As a result of the Skyborne acquisition (Note 3), these notes receivable and related accrued interest totaling $1,077,736 and $73,018, respectively, have been eliminated in these consolidated financial statements at December 31, 2019.

On September 27, 2018, the former CEO, President, and Chairman of R Squared (Damaré) resigned and simultaneously entered into a Founder’s Stock Restriction Agreement and Consulting Agreement. Under the Founder’s Stock Restriction Agreement, 750,000 shares in R Squared held by Damaré became subject to performance vesting and under the Consulting Agreement Damaré assigned to R Squared intellectual property related to R Squared’s business and provide services to R Squared. Since the performance metrics were not reached on the specified timeline, the 750,000 shares did not vest and, therefore, were cancelled as of December 15, 2019.

F-13

HAN TANG TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

R Squared’s Chief Executive Officer (“CEO”) until September 27, 2018 is the president of Patriot (Note 1). During the year ended December 31, 2018, R Squared purchased parts and supplies from Patriot totaling $11,415. During the years ended December 31, 2019 and 2018 R Squared incurred consulting expenses to Patriot totaling $36,225 and $47,315, respectively. At December 31, 2019 and 2018, the R Squared owed $14,750 and $12,500, respectively to Patriot as reflected in the accompanying consolidated balance sheets in short-term advances – related party.

During the year ended December 31, 2018, R Squared paid consulting fees to the CFO totaling $12,275. At December 31, 2018, R Squared owed $1,500 to Crescent Saints Holdings, LLC (“Crescent”), of which the CFO is a managing member.

Note 6. Earnings per Share

FASB ASC Topic 260, Earnings Per Share, requires a reconciliation of the numerator and denominator of the basic and diluted earnings (loss) per share (EPS) computations.

Basic earnings (loss) per share are computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

The Company had no potential additional dilutive securities outstanding at December 31, 2019 and 2018, except as follows:

	December 31,	December 31,
	2019	2018
Potentially dilutive security:
Convertible debt	3,929,743	886,778
Warrants	1,500,000	1,500,000
Potentially dilutive securities	5,429,743	2,386,778

Note 7. Commitments and Contingencies

The Company leases operating facilities in Wewahitchka, Florida on an annual basis for $2,350 per month.

Note 8. Shareholders’ Deficit

Authorized Capital

The Company's authorized capital stock consists of 2,000,000,000 shares of $0.0001 par value per share common stock and 100,000,000 shares of $0.0001 par value per share preferred stock.

F-14

HAN TANG TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Common stock

The Company has one class of common stock authorized. Each share of common stock is entitled to one vote. At December 31, 2019 and 2018, there were 4,782,596 shares and 4,556,703 shares issued and outstanding, respectively.

Preferred stock

The Company has four classes of preferred stock authorized. At December 31, 2019 and 2018, there were 6 shares and 0 shares of Series A Convertible Preferred Stock issued and outstanding, respectively. In connection with the HTTI the reverse merger, the President of HTTI surrendered Series A Convertible Preferred Stock and HTTI issued shares of Series B, Series C, and Series D Convertible Preferred Stock (Note 10).

Warrants

Effective December 31, 2018, R Squared issued to two existing investors each a stock warrant in connection with a forbearance agreement entered into at that time with the investors. The warrants are convertible into 1,500,000 shares of common stock at a fixed conversion price of $1.50 for a period of 4 years. During January 2020, the warrants were exchanged as part of a reverse merger (Note 10).

Securities Exchange Agreement and Rescission

On January 11, 2019, the Company and its shareholders, noteholders and warrant holders entered into a Securities Exchange Agreement (the "Exchange Agreement") with Omni Shrimp, Inc., a Wyoming corporation ("Omni"), pursuant to which the R2 shareholders, noteholders and warrant holders exchanged with Omni all of the outstanding shares, notes and warrants of R2, and R2 thereupon became a wholly-owned subsidiary of Omni (the "Exchange Transaction"). In consideration for the exchange, Omni issued (i) to the R2 shareholders shares of a newly created Series F Preferred Stock of Omni (the "Series F Preferred Stock") and shares of a newly created Series G Preferred Stock of Omni (the "Series G Preferred Stock"), (ii) to the R2 noteholders, 2-year notes in the aggregate principal amount of $1,101,202.65 (the "Omni Exchange Notes"), bearing interest at 10% per annum, compounded daily, convertible into Omni common stock and (iii) warrants to purchase shares of Omni common stock.  The Series F Preferred Stock and Series G Preferred Stock together are convertible into Omni common stock which, in the aggregate, would represent 95% of the outstanding Omni common stock on a fully diluted basis after the conversion. The Omni Exchange Notes are secured by a blanket security interest in the Company's assets and by a pledge of the Company's stock owned by Omni.

Pursuant to the Exchange Agreement, the holders of a majority of the then outstanding shares of Series F Preferred Stock (the "Majority Shareholder") retained a right, exercisable upon the occurrence of certain agreed trigger events but prior to August 31, 2019 to put (the "Put Right"), and to cause all other former R2 shareholders, noteholders and warrant holders to put, all shares of Series F Preferred Stock and Series G Preferred Stock, notes and warrants issued to them by Omni in the Exchange Transaction in exchange for 100% of the then outstanding capital stock of R2 and all notes and warrants of R2 tendered in the Exchange Transaction, effectively rescinding the Exchange Transaction. In August 2019, the Majority Shareholder effectively rescinded the Exchange Transaction and exercised the Put Right (Note 4).

F-15

HAN TANG TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9. Income Taxes

The Company accounts for income taxes under ASC 740-10, which provides for an asset and liability approach of accounting for income taxes. Under this approach, deferred tax assets and liabilities are recognized based on anticipated future tax consequences, using currently enacted tax laws, attributed to temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts calculated for income tax purposes. The provision (benefit) for income taxes for the years ended December 31, 2019 and 2018 assumes a 26.5% effective tax rate for federal and state income taxes.

	December 31,	December 31,
	2019	2018
Expected Income Tax Benefit	$(836,000)	$(160,000)
Temporary Differences	(10,000)	115,000
Permanent Differences	-	-
Valuation Allowance	846,000	45,000.

The components of deferred tax assets and liabilities as of December 31, 2019 and 2018 are as follows:

	2019	2018
Net loss	$(3,154,317)	$(604,286)
Temporary differences:
Amortization of note receivable discount	(85,165)	(4,641)
Amortization of debt discount	47,415	27,206
Financing fees incurred for forbearance debt	-	349,685
Cash to accrual - change in accruals	-	62,913
Net estimated taxable loss	$(3,192,067)	$(169,123)

The Company had deferred income tax assets and liabilities as of December 31, 2019 and 2018 as follows:

	2019	2018
Loss carryforwards	$897,000	$51,000
Less - valuation allowance	(897,000)	(51,000)
Total net deferred tax assets	$-	$-
Deferred tax liabilities	$-	$-

The Company provides for a valuation allowance when it is more likely than not that it will not realize a portion of the deferred tax assets. The Company has established a valuation allowance against the net deferred tax asset due to the uncertainty that enough taxable income will be generated in those taxing jurisdictions to utilize the assets. Therefore, we have not reflected any benefit of such deferred tax assets in the accompanying financial statements. Our net deferred tax asset and valuation allowance increased by $846,000 and $51,000 in the years ending December 31, 2019 and 2018, respectively.

At December 31, 2019, the Company had approximately $3,384,000 in federal and state tax loss carryforwards, 80% of which can be utilized in future periods to reduce taxable income and expire in various periods through 2039 for federal tax purposes. Pursuant to Internal Revenue Code Section 382, the future utilization of our net operating loss carryforwards to offset future taxable income may be subject to an annual limitation as a result of ownership changes that may have occurred previously or that could occur in the future.

To the extent that the tax deduction is included in a net operating loss carry forward and is in excess of amounts recognized for book purposes, no benefit will be recognized until the loss carry forward is recognized. Upon utilization and realization of the carry forward, the corresponding change in the deferred asset and valuation allowance will be recorded as additional paid-in capital.

F-16

HAN TANG TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company did not identify any uncertain tax positions on tax returns that will be filed. The years ended December 31, 2019 and 2018 have not yet been filed and are open for potential examination.

Note 10. Subsequent Events

Reverse Merger

On January 27, 2020, HTTI entered into a Share Exchange Agreement (the “Agreement”) under which R Squared became a wholly owned subsidiary of HTTI (Note 1). The Agreement was consummated and, in accordance with the terms of the Agreement, the below exchanges and issuances of HTTI stock were made:

HTTI issued 19,867,000 shares of Series B Convertible Preferred Stock (“Series B”), which have a par value of $0.0001, in exchange for 19,867,000 R Squared common shares. The aggregated outstanding Series B, including common shares converted from Series B shares, shall be entitled to voting rights equal to 95% of the voting power attributable to all shares entitled to vote. The Series B are convertible into HTTI common stock at the following rate:

19 x 0.5556 x Adjusted Outstanding Common Stock

Number of Issued Series B

HTTI issued 15,900,000 shares of Series C Convertible Preferred Stock (“Series C”), which have a par value of $0.0001, in exchange for 15,900,000 R Squared common shares. The Series C have no voting rights and are convertible into HTTI common stock at the following rate:

19 x 0.4444 x Adjusted Outstanding Common Stock

Number of Issued Series C

HTTI issued 4,550,430 shares of Series D Convertible Preferred Stock (“Series D”), which have a par value of $0.0001, have no voting rights, carry a 6% coupon and are convertible into HTTI common stock at $0.50 per share:

•	4,250,430 Series D shares issued to settle $2,125,215 in debt assumed by R Squared (Note 4).
•	150,000 Series D shares issued to settle $75,000 in HTTI debt owed to the President of HTTI.
•	150,000 Series D shares issued to settle $75,000 in HTTI debt owed to a third party.

HTTI issued two classes of warrants, 500,000 of warrants with a cashless exercise and 1,000,000 of cash warrants exercisable into common shares at $1.00 per share in exchange for 1,500,000 R Squared warrants (Note 8). The HTTI warrants expire on December 31, 2025.

In connection with the HTTI the reverse merger, on March 6, 2020, the President of HTTI surrendered 6 shares of HTTI Series A Convertible Preferred Stock.

As a result of the controlling financial interest of the former stockholders of R Squared, for financial statement reporting purposes, the acquisition has been treated as a reverse acquisition with R Squared deemed the accounting acquirer and HTTI deemed the accounting acquiree under the acquisition method of accounting.

The reverse acquisition is deemed a capital transaction and the net assets of R Squared (the accounting acquirer), and its wholly owned subsidiaries, are carried forward to HTTI (the legal acquirer and the reporting entity) at their carrying value before the acquisition. The acquisition process utilizes the capital structure of HTTI and the assets and liabilities of R Squared which are recorded at their historical cost.

F-17

HAN TANG TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

If the reverse acquisition had occurred on January 1, 2018, proforma unaudited consolidated statements of operations for the years ended December 31, 2019 and 2018 would be as follows:

	2019	2018
Revenues	$-	$-
Operating Expenses	116,271	243,479
Net loss from operations	(116,271)	(243,479)
Other income (expense)	(3,085,973)	(395,773)
Net loss	$(3,202,244)	$(639,252)

Convertible Notes Payable

On April 23, 2017, HTTI entered into a Convertible Note Payable Agreement with a third party pursuant to which an 8% convertible promissory note was issued in the principal amount of $120,000 due on April 23, 2019. HTTI defaulted on the convertible promissory note, which resulted in the interest rate being increased to 24% per annum from April 23, 2019. The conversion price is 50% of the average of the lowest trading price for common stock during the twenty-five (25) day trading period prior to conversion. If the Company’s share price at any time loses the bid then the conversion price is fixed at $0.00001. The $107,350 balance of this HTTI convertible promissory note was assumed by the Company in the HTTI reverse merger. During January 2020, principal totaling $30,000 from this note was assumed by Noteholder 5.

On March 17, 2020, Noteholder 5 submitted a conversion notice to convert principal, interest, and associated fees totaling $10,500 related to the April 23, 2017 assumed note into 30,000 common shares of the Company.

On April 29, 2020, Noteholder 5 submitted a conversion notice to convert principal, interest, and associated fees totaling $12,750 related to the April 23, 2017 assumed note into 50,000 common shares of the Company.

On June 1, 2020, Noteholder 5 submitted a conversion notice to convert principal, interest, and associated fees totaling $17,177 related to the April 23, 2017 assumed note into 68,707 common shares of the Company. As a result of the conversion, the principal assumed by Noteholder 5 was settled in full.

On May 1, 2020, the Company issued a 10% Convertible Note totaling $10,000 due December 31, 2020. The note entitles the holder to convert the principal and unpaid interest into common stock at a conversion price per share equal to fifty percent (50%) of the lowest closing bid price for the Company’s common stock during the 20 trading day period immediately preceding the date of delivery of the conversion notice to the Company.

On May 21, 2020, the Company issued a secured convertible note payable due May 21, 2021 totaling $11,000 bearing interest at 10%. The conversion price is $.50 per share of series B preferred stock, subject to adjustment in certain circumstances.

On June 3, 2020, the Company issued a convertible note payable due October 3,2020 totaling $5,500 bearing interest at 6%. The conversion price is $.50 per share of stock, subject to adjustment in certain circumstances.

F-18

HAN TANG TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On June 8, 2020, the Company issued a convertible note payable due June 8, 2021 totaling $44,000 bearing interest at 6%. The conversion price is $.50 per share of stock, subject to adjustment in certain circumstances.

On June 8, 2020, the Company issued a convertible note payable due June 8, 2021 totaling $11,000 bearing interest at 6%. The conversion price is $.50 per share of stock, subject to adjustment in certain circumstances.

On June 8, 2020, the Company issued a convertible note payable due June 8, 2021 totaling $11,000 bearing interest at 6%. The conversion price is $.50 per share of stock, subject to adjustment in certain circumstances.

On July 6, 2020, the Company issued a convertible note payable due January 31, 2021 totaling $12,500 bearing interest at 10% and is convertible at a 50% discount to the lowest closing bid price for the Company’s common stock during the twenty trading days prior to conversion.

Notes Payable

On April 23, 2017, HTTI entered into a Note Payable Agreement with a third party pursuant to which a promissory note was issued in the principal amount of $75,437 with no stated maturity. The note requires monthly interest only payments at prime plus 3% until the principal can be paid in full. The $75,437 balance of this HTTI promissory note was assumed by the Company in the HTTI reverse merger.

On April 22, 2020, $45,500 in principal and $6,789 in accrued interest related to the HTTI note payable assumed in the reverse merger were assigned to a third party. On April 27, 2020, the Company authorized the issuance of 209,155 common shares in settlement of these amounts.

In connection with the HTTI Reverse Merger, on January 27, 2020, HTTI entered into Security Purchase Agreement pursuant to which on March 18, 2020 a 18% secured convertible note payable was issued with principle totaling $100,000 due on July 20, 2020. The note is collateralized by a security interest in all of the existing and future assets of HTTI.

Short-Term Notes Payable

During January 2020, R Squared entered into short-term Note Payable Agreements pursuant to which three 10% notes payable were issued with principal amounts totaling $13,750 due three to six months from issuance.

On February 6, 2020, R Squared entered into a short-term Promissory Note Agreement with Noteholder 5 pursuant to which the Company issued a $5,000 note payable, due on February 21, 2020.

On March 10, 2020, R Squared entered into a short-term Note Payable Agreement with Noteholder 5 pursuant to which the Company issued a $20,000 note payable, including a $3,000 original issuance discount, due on June 9, 2020.

Founder’s Stock Restriction Agreements

On January 27, 2020, the Company entered into a Founder’s Stock Restriction Agreement and Consulting Agreement with the Company’s Corporate Operations Officer and Board Director. Under the Founder’s Stock Restriction Agreement, 500,000 common shares in R Squared held by the Corporate Operations Officer and Board Director, which were converted into Series B shares as part of the reverse merger, became unvested with shares vesting if performance conditions are met by January 27, 2021, and services under the Consulting Agreement and duties as Corporate Operations Officer and Board Director are performed through January 27, 2021.

On January 27, 2020, the Company entered into a Founder’s Stock Restriction Agreement and Consulting Agreement with the Company’s Vice President of Sales. Under the Founder’s Stock Restriction Agreement, 500,000 common shares in R Squared held by the Vice President of Sales, which were converted into Series B shares as part of the reverse merger, became unvested with shares vesting if performance conditions are met by January 27, 2021, and services under the Consulting Agreement and duties as Vice President of Sales are performed through January 27, 2021.

F-19

HAN TANG TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
	2020	2019

ASSETS
Current Assets:
Cash	$164,901	$7,802
Inventory - supplies and parts	189,685	183,004
Receivables, related party	45,965	45,965
Total current assets	400,551	236,771

Property, plant, and equipment, net	724,138	746,506

Right-of-use asset	-	24,200

Total Assets	$1,124,689	$1,007,477

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities:
Accounts payable	$-	$-
Accrued interest payable	162,819	244,525
Advances from related parties	14,515	28,550
Accrued expenses	30,000	8,400
Senior secured notes payable, related parties, net of
debt discount of $0 and $9,696, respectively	172,942	534,554
Senior secured convertible notes payable, net of
debt discount of $20,266 and $26,311, respectively	2,818,252	3,968,987
Lease liability, current portion	-	24,200
Derivative liability	362,213	-
Total current liabilities	3,560,741	4,809,216

Total liabilities	3,560,741	4,809,216

Commitments and Contingencies (Note 7)	-	-

Shareholders' Deficit:
Preferred stock, par value $.0001 per share, 100,000,000 shares authorized at June 30, 2020 and December 31, 2019,
respectively:
Series A preferred stock, 0 and 6 issued and outstanding at
September 30, 2020 and December 31, 2019, respectively	-	-
Series B convertible preferred stock, 19,867,000 and 0 issued and outstanding at September 30, 2020 and December 31,
2019, respectively	1,987	-
Series C convertible preferred stock, 15,900,000 and 0 issued and outstanding at September 30, 2020 and December 31,
2019, respectively	1,590	-
Series D convertible preferred stock, 4,550,430 and 0 issued and outstanding at September 30, 2020 and December 31,
2019, respectively	455	-
Common stock, par value $.0001 per share, 2,000,000,000
shares authorized; 5,641,226 and 4,782,596 issued
and outstanding at September 30, 2020 and December 31,
2019, respectively	564	478
Additional paid-in capital	2,095,348	14,932
Accumulated deficit	(4,535,996)	(3,817,149)

Total shareholders' deficit	(2,436,052)	(3,801,739)

Total Liabilities and Shareholders' Deficit	$1,124,689	$1,007,477

F-20

HAN TANG TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2020	2019	2020	2019

Revenues	$174,345	$-	$174,345	$-

Operating expenses:
Research and development	-	-	-
Depreciation	7,456	-	22,368	1,250
Strategic and financial consulting	36,317	-	111,992	35,575
Legal and professional fees	6,829	6,600	37,769	12,659
Occupancy	7,850	900	39,188	900
Travel	7,965	-	10,037	4,279
Other operating expenses	50,660	125	92,288	395

Total operating expenses	117,077	7,625	313,642	55,058

Loss from operations	57,268	(7,625)	(139,297)	(55,058)

Other income (expense):
Interest income	-	-	-	35,201
Interest expense, including amortization of debt discount	(281,326)	(7,790)	(509,842)	(99,019)
Loss on settlement of debt	-	-	(156,866)	-
Change in fair value of derivative liability	192,728	-	87,158	-

Total other income (expense)	(88,598)	(7,790)	(579,550)	(63,818)

Loss before income taxes	(31,330)	(15,415)	(718,847)	(118,876)

Income tax expense	-	-	-	-

Net loss	$(31,330)	$(15,415)	$(718,847)	$(118,876)

Basic and dilutive net loss per common share	$(0.01)	$(0.00)	$(0.14)	$(0.03)

Basic weighted average common shares outstanding	5,482,052	4,780,141	5,096,386	4,632,001

F-21

HAN TANG TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT
(Unaudited)

	Preferred Series A		Preferred Series B - D		Common		Additional Paid In	Accumulated	Shareholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance at January 1, 2019	-	$-	-	$-	4,556,703	$456	$2,829	$(662,832)	$(659,547)

Net loss for the three month period ended March 31, 2019	-	-	-	-	-	-	-	(67,967)	(67,967)

Balance at March 31, 2019	-	-	-	-	4,556,703	456	2,829	(730,799)	(727,514)

Net loss for the three month period ended June 30, 2019	-	-	-	-	-	-	-	(35,494)	(35,494)

Balance at June 30, 2019	-	-	-	-	4,556,703	456	2,829	(766,293)	(763,008)

Shares issued for conversion of debt	-	-	-	-	225,893	22	12,628	-	12,650

Net loss for the three month period ended September 30, 2019	-	-	-	-	-	-	-	(15,415)	(15,415)

Balance at September 30, 2019	-	-	-	-	4,782,596	478	15,457	(781,708)	(765,773)

Balance at January 1, 2020	6	$-	-	$-	4,782,596	$478	$14,932	$(3,817,149)	$(3,801,739)

Effect of the reverse acquisition
on January 27, 2020:
Shares surrendered	(6)	-	-	-	-	-	-	-	-
Series B Preferred shares issued to R Squared shareholders	-	-	19,867,000	1,987	-	-	(1,987)	-	-
Series C Preferred shares issued to R Squared shareholders	-	-	15,900,000	1,590	-	-	(1,590)	-	-
Series D Preferred shares issued to settle R Squared debt	-	-	4,250,430	425	-	-	2,248,460	-	2,248,885
Series D Preferred shares issued to settle HTTI debt	-	-	300,000	30	-	-	(30)	-	-
Effect of HTTI net liabilities	-	-	-	-	-	-	(592,471)	-	(592,471)

Shares issued for conversion of debt	-	-	-	-	30,000	3	10,497	-	10,500

Reduction of derivative liability from conversion of debt	-	-	-	-	-	-	10,639	-	10,639

Net loss for the three month period ended March 31, 2020	-	-	-	-	-	-	-	(64,873)	(64,873)

Balance at March 31, 2020	-	-	40,317,430	4,032	4,812,596	481	1,688,450	(3,882,022)	(2,189,059)

Shares issued for settlement of debt	-	-	-	-	209,155	21	209,134	-	209,155

Shares issued for conversion of debt	-	-	-	-	118,707	12	29,915	-	29,927

Reduction of derivative liability from conversion of debt	-	-	-	-	-	-	74,091	-	74,091

Net loss for the three month period ended June 30, 2020	-	-	-	-	-	-	-	(622,644)	(622,644)

Balance at June 30, 2020	-	-	40,317,430	4,032	5,140,458	514	2,001,590	(4,504,666)	(2,498,530)

Shares issued for conversion of debt	-	-	-	-	500,768	50	12,285	-	12,335

Reduction of derivative liability from conversion of debt	-	-	-	-	-	-	81,473	-	81,473

Net loss for the three month period ended September 30, 2020	-	-	-	-	-	-	-	(31,330)	(31,330)

Balance at September 30, 2020	-	$-	40,317,430	$4,032	5,641,226	$564	$2,095,348	$(4,535,996)	$(2,436,052)

The accompanying notes are an integral part of these consolidated financial statements.

F-22

HAN TANG TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the nine months ended September 30,
	2020	2019
Operating Activities:
Net loss	$(718,847)	$(118,876)
Adjustments to reconcile net loss to net cash
used in operating activities
Depreciation	22,368	1,250
Amortization of note receivable discount	-	(24,061)
Amortization of debt discount	87,991	29,970
Loss on settlement of debt	156,866	-
Financing expense from recognition of derivative liability	204,739	-
Change in fair value of derivative liability	(87,158)	-
Changes in operating assets and liabilities:
Receivables, related party	-	(33,660)
Inventory	(6,681)	-
Accounts payable	(3,200)	(81,553)
Accrued interest payable	213,382	63,786
Accrued expenses	3,900	-
Net Cash Used in Operating Activities	(126,640)	(163,144)

Investing Activities:
Cash received in acquisition	769	-
Issuances of notes receivable, related party	-	(182,640)
Net Cash Used in Financing Activities	769	(182,640)

Financing Activities:
Advances from related parties, net	(14,035)	750
Proceeds from senior secured notes payable, related parties	134,505	-
Proceeds from secured convertible notes payable	177,500	340,000
Repayments of senior secured notes payable, related parties	(15,000)	-
Net Cash Provided by (Used in) Financing Activities	282,970	340,750

Net Increase (Decrease) in Cash	157,099	(5,034)

Cash - Beginning of Period	7,802	5,923

Cash - End of Period	$164,901	$889

Supplemental disclosure of cash flow information:
Interest paid in cash	$-	$-
Income taxes paid in cash	$-	$-

Supplemental disclosure of non-cash financing activity:
Secured notes receivable issued to Skyborne Technologies, Inc.	$-	$247,500
Original issuance discount on debt	$19,750	$-
Discount on debt from recognition of derivative liability	$52,500	$-
Convertible notes payable issued for notes payable and interest	$570,148	$-
Convertible notes payable issued for convertible note interest	$135,072	$-
Common stock issued for convertible notes payable and interest	$52,762	$-
Reduction of derivative liability from conversion of debt	$166,203	$-
Effect of HTTI net liabilities	$592,471	$-
Shares issued to R Squared shareholders	$3,577	$-
Shares issued to settle liabilities	$2,248,885	$-

F-23

Note 1.    Organization and Business

Nature of the Business

On January 27, 2020, Han Tang Technologies, Inc. (“HTTI” or the “Company”), a Wyoming corporation incorporated January 18, 2013, entered into a Securities Exchange Agreement (the “Agreement”) with R Squared Technologies, Inc. (“R Squared”), pursuant to which HTTI was to acquire all of the issued and outstanding shares and assets of R Squared. R Squared assets consist primarily of all of the issued and outstanding shares of capital stock of Skyborne Technology, Inc. (“Skyborne”) and certain real property located in Gulf County, Florida (the “Assets”). The Agreement was consummated and, in accordance with the terms of the Agreement, exchanges and issuances of HTTI stock were made as detailed in Note 3.

As a result of the controlling financial interest of the former stockholders of R Squared, for financial statement reporting purposes, the acquisition has been treated as a reverse acquisition with R Squared deemed the accounting acquirer and HTTI deemed the accounting acquiree under the acquisition method of accounting.

The reverse acquisition is deemed a capital transaction and the net assets of R Squared (the accounting acquirer), and its wholly owned subsidiaries, are carried forward to HTTI (the legal acquirer and the reporting entity) at their carrying value before the acquisition. The acquisition process utilizes the capital structure of HTTI and the assets and liabilities of R Squared which are recorded at their historical cost.

R Squared is a Delaware corporation incorporated June 22, 2017. R Squared engaged Patriot Government Services, LLC (“Patriot”), a Service-Disabled Veteran Owned Small Business Concern (“SDVOSB”), to develop the Sentinel Mobile Communication Center. R Squared purchased the technology including the R Squared Sentinel logo and name.

The R Squared Sentinel (the “Sentinel”) is a portable, battery-powered, Internet Protocol (“IP”) data and voice system that features Wi-Fi, Long Term Evolution (“LTE”) and Broadband Global Area Network (“BGAN”), options serving the needs of local, state, and federal government agencies as well as the commercial market place. The Sentinel establishes a communication network between wired and Wi-Fi enabled devices within a secure network. It can be used for both defense and emergency management applications. The Sentinel may serve as an immediate command and control network and may provide a communication solution in response to a variety of adverse circumstances, including severe weather, natural disaster, power outages or even a hostile attack.

On October 29, 2019, R Squared completed an acquisition of 100% of the issued and outstanding capital stock of Skyborne Technology, Inc. (“Skyborne”), a privately-owned company, and its wholly owned subsidiaries Skyborne South America LLC, Skyborne Central America LLC, and Skyborne Technology Investment Properties Inc. Skyborne is a developer, manufacturer and integrator of next generation manned and automated first responder communication, unmanned airship and drone aviation systems and owns and operates Costin Airport in Gulf County, FL for flight operations, manufacturing and unmanned aircraft systems training.

On April 9, 2020, the Company filed an application to change its name to UAV Corp. The Company is completing the necessary requirements mandated by FINRA and the OTC to begin trading under the new name and trading symbol.

Going Concern

The Company has incurred losses since inception and requires additional funds for future operating activities. The Company’s selling activity has not reached a level of revenue sufficient to fund its operating activities. These factors create an uncertainty as to how the Company will fund its operations and maintain sufficient cash flow to operate as a going concern. The combination of these factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in response to these factors include the issuances of debt and common stock in exchange for cash and several out of country contracts currently in the final stages of negotiations. There are no guarantees that any of the contracts will close; however, if any of the contracts currently under negotiations do, we expect that the Company will be able to continue as a going concern.

The Company’s ability to meet its cash requirements in the next year is dependent upon obtaining additional financing. If this is not achieved, the Company will be unable to obtain sufficient cash flow to fund its operations and obligations, and as a result there is substantial doubt the Company will be able to continue as a going concern. The accompanying consolidated financial statements have been prepared on a going concern basis, and accordingly, do not include any adjustments relating to the recoverability and classification of recorded asset amounts; nor do they include adjustments to the amounts and classification of liabilities that might be necessary should the Company be unable to continue operations or be required to sell its assets.

Note 2.    Basis of Presentation and Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements and footnotes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Intercompany accounts and transactions have been eliminated. In the opinion of the Company’s management, the consolidated financial statements reflect all adjustments, which are normal and recurring in nature, necessary for fair financial statement presentation.

F-24

Accounting Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could materially differ from those estimates. Significant estimates of the Company include accounting for depreciation and amortization, accruals and contingencies, the fair value of Company common stock and the estimated fair value of warrants.

Revenue Recognition

On January 1, 2018, the Company adopted Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”). The core principle of ASC 606 requires that the entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. ASC 606 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under U.S. GAAP including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. The adoption of ASC 606 had no effect on the accompanying consolidated financial statements.

Cash and Cash Equivalents

The Company considers all highly liquid instruments, with original maturity of three months or less when purchased, to be cash equivalents.

The Company maintains cash balances at three financial institutions. Accounts at these institutions are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. As of September 30, 2020, the Company’s cash balances did not exceed FDIC coverage.

Inventory

Inventories are stated at the lower of cost (average cost) or market (net realizable value). Cost includes materials related to the purchase and production of inventories. Management regularly reviews inventory quantities on hand, future purchase commitments with our suppliers, and the estimated utility of the Company’s inventory. If management’s review indicates a reduction in utility below carrying value, the Company reduces inventory to a new cost basis through a charge to cost of revenue.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided for on the straight-line method, over the estimated useful lives of the assets. Estimated useful lives are as follows:

Airship materials and equipment	5 years

Maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred. Betterments or renewals are capitalized when incurred. Gains and losses on the disposition of property and equipment are recorded in the period incurred. Depreciation expense was $22,368 and $1,250 for the nine months ended September 30, 2020 and 2019, respectively.

Impairment of Long-Lived Assets and Amortizable Intangible Assets

The Company follows ASC Topic 360-10, Property, Plant, and Equipment (“ASC 360”), which established a "primary asset" approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

Debt Issuance Costs

Costs incurred in connection with the Company’s debt issuances are capitalized and amortized as interest expense over the scheduled maturity period using the effective interest method. Unamortized costs are presented as a direct deduction from the carrying value of the debt in the accompanying balance sheets.

F-25

Research and Development Costs

The Company accounts for its research and development costs in accordance with ASC Topic 730, Research and Development (“ASC 730”). The costs of materials and equipment or facilities that are acquired or constructed for research and development activities and that have alternative future uses (in research and development projects or otherwise) shall be capitalized as tangible assets when acquired or constructed.

The cost of such materials consumed in research and development activities and the depreciation of such equipment or facilities used in those activities are research and development costs. Research and development costs, including personnel, design, development and testing of software, are expensed as incurred.

Stock-Based Compensation

In accordance with ASC Topic 718, Compensation – Stock Compensation (“ASC 718”), the Company measures the compensation costs of stock-based compensation arrangements based on the grant date fair value of granted instruments and recognizes the costs in the financial statements over the period during which such awards vest. Stock-based compensation arrangements include stock options and restricted stock awards.

Equity instruments (“instruments”) issued to non-employees are recorded on the basis of the fair value of the instruments, as required by ASC 718. ASC Topic 505, Equity Based Payments to Non-Employees (“ASC 505”), defines the measurement date and recognition period for such instruments. In general, the measurement date is (a) when a performance commitment, as defined, is reached or (b) when the earlier of (i) the non-employee performance is complete and (ii) the instruments are vested. The measured fair value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in ASC 505.

Income Taxes

The Company accounts for income taxes under ASC Topic 740, Income Taxes. Deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized. At September 30, 2020, the entire deferred tax asset, which arises primarily from our net operating losses, has been fully reserved because management has determined that it is not "more likely than not" that the net operating loss carry forwards would be realized in the future.

The Company accounts for uncertainty in income taxes using a recognition threshold of more-likely-than-not to be sustained upon examination by the appropriate taxing authority. Measurement of the tax uncertainty occurs if the recognition threshold is met. The Company does not believe it has any uncertain tax positions deemed material as of September 30, 2020. The Company is subject to U.S. federal and state income tax examinations by tax authorities for all periods since inception. The Company’s practice is to recognize interest and/or penalties related to income tax matters in income tax expense. As of September 30, 2020, and December 31, 2019, no interest or penalties have been accrued and no federal or state tax examinations are in progress.

Net Earnings (Loss) Per Share

Basic earnings (loss) per share does not include dilution and is computed by dividing earnings (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share reflects the potential dilution of securities that could share in the earnings (loss) of an entity. Dilutive securities are not included in the weighted average number of shares when inclusion would be anti-dilutive.

Fair Value Measurements

ASC Topic 820, Fair Value Measurement, requires that certain financial instruments be recognized at their fair values at our balance sheet dates. However, other financial instruments, such as debt obligations, are not required to be recognized at their fair values, but GAAP provides an option to elect fair value accounting for these instruments. GAAP requires the disclosure of the fair values of all financial instruments, regardless of whether they are recognized at their fair values or carrying amounts in our balance sheets. For financial instruments recognized at fair value, GAAP requires the disclosure of their fair values by type of instrument, along with other information, including changes in the fair values of certain financial instruments recognized in income or other comprehensive income. For financial instruments not recognized at fair value, the disclosure of their fair values is provided below under “Financial Instruments.”

Nonfinancial assets, such as property, plant and equipment, and nonfinancial liabilities are recognized at their carrying amounts in the Company’s balance sheets. GAAP does not permit nonfinancial assets and liabilities to be remeasured at their fair values. However, GAAP requires the remeasurement of such assets and liabilities to their fair values upon the occurrence of certain events, such as the impairment of property, plant and equipment. In addition, if such an event occurs, GAAP requires the disclosure of the fair value of the asset or liability along with other information, including the gain or loss recognized in income in the period the remeasurement occurred.

The Company did not have any Level 1 or Level 2 assets and liabilities at September 30, 2020 and December 31, 2019.

The derivative liabilities from convertible notes payable, including those assumed in the January 2020 reverse acquisition (Note 3), are Level 3 fair value measurements.

F-26

The following is a summary of activity of Level 3 liabilities during the nine months ended September 30, 2020:

2020
Derivative liability balance at January 1, 2020	$-
Derivative liability assumed in reverse acquisition	358,335
New issuances	257,239
Reclass to equity upon conversion	(166,203)
Change in fair value	(87,158)
Derivative liability balance at September 30, 2020	$362,213

At January 27, 2020, the fair value of the derivative liabilities of convertible notes was estimated using the following weighted-average inputs: the price of the Company’s common stock of $1.25; a risk-free interest rate of 1.57%, and expected volatility of the Company’s common stock of 477%, and the various estimated exercise prices.

During May 2020, the fair value of the derivative liabilities of convertible notes was estimated using the following weighted-average inputs: the weighted average price of the Company’s common stock of $1.45; a weighted average risk-free interest rate of 0.15%, and expected volatility of the Company’s common stock of 332%, and the various estimated exercise prices.

During July 2020, the fair value of the derivative liabilities of convertible notes was estimated using the following weighted-average inputs: the weighted average price of the Company’s common stock of $0.28; a weighted average risk-free interest rate of 0.14%, and expected volatility of the Company’s common stock of 432%, and the various estimated exercise prices.

At September 30, 2020, the fair value of the derivative liabilities of convertible notes was estimated using the following weighted-average inputs: the price of the Company’s common stock of $0.16; a weighted average risk-free interest rate of 0.11%, and expected volatility of the Company’s common stock of 422%, and the various estimated exercise prices.

Financial Instruments

The Company’s financial instruments include cash and cash equivalents, receivables, payables, and debt and are accounted for under the provisions of ASC Topic 825, Financial Instruments. The carrying amount of these financial instruments, with the exception of discounted debt, as reflected in the consolidated balance sheets approximates fair value.

Recently Adopted Accounting Standards

In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2016-02, Leases (ASU 2016-02), and subsequently issued supplemental adoption guidance and clarification (collectively, “ASC 842”). ASC 842 amends a number of aspects of lease accounting, including requiring lessees to recognize right-of-use assets and lease liabilities for operating leases with a lease term greater than one year. ASC 842 supersedes ASC Topic 840, Leases (“ASC 840”). On January 1, 2019, the Company adopted ASC 842 using the modified retrospective approach. Results for reporting periods beginning after January 1, 2019 are presented under ASC 842, while prior period amounts are not adjusted and continue to be reported in accordance with our historical accounting under ASC 840. In addition, we elected not to recognize the right-of-use assets and liabilities for leases with lease terms of one year or less. Upon adoption of ASC 842, the Company did not record any right-of-use assets and operating lease liabilities as of January 1, 2019. The adoption did not have a material impact on our Consolidated Statements of Operations or Consolidated Statements of Cash Flows.

Recent Accounting Pronouncements

There have been no other recently issued accounting pronouncements that have had or are expected to have a material impact on the Company’s financial statements.

Subsequent Events

In accordance with ASC Topic 855, Subsequent Events, the Company evaluated subsequent events after the balance sheet date and through the date the consolidated financial statements were available to be issued.

F-27

Note 3.    Business Acquisitions

R Squared Technologies, Inc.

On January 27, 2020, HTTI entered into a Share Exchange Agreement (the “Agreement”) under which R Squared became a wholly owned subsidiary of HTTI (Note 1). The Agreement was consummated and, in accordance with the terms of the Agreement, the below exchanges and issuances of HTTI stock were made:

HTTI issued 19,867,000 shares of Series B Convertible Preferred Stock (“Series B”), which have a par value of $0.0001, in exchange for 19,867,000 R Squared common shares. The aggregated outstanding Series B, including common shares converted from Series B shares, shall be entitled to voting rights equal to 95% of the voting power attributable to all shares entitled to vote. The Series B are convertible into HTTI common stock at the following rate:

19 x 0.5556 x Adjusted Outstanding Common Stock

Number of Issued Series B

HTTI issued 15,900,000 shares of Series C Convertible Preferred Stock (“Series C”), which have a par value of $0.0001, in exchange for 15,900,000 R Squared common shares. The Series C have no voting rights and are convertible into HTTI common stock at the following rate:

19 x 0.4444 x Adjusted Outstanding Common Stock

Number of Issued Series C

HTTI issued 4,550,430 shares of Series D Convertible Preferred Stock (“Series D”), which have a par value of $0.0001, have no voting rights, carry a 6% coupon and are convertible into HTTI common stock at $0.50 per share:

•	4,250,430 Series D shares issued to settle $2,125,215 in debt assumed by R Squared (Note 4).
•	150,000 Series D shares issued to settle $75,000 in HTTI debt owed to the President of HTTI.
•	150,000 Series D shares issued to settle $75,000 in HTTI debt owed to a third party.

HTTI issued two classes of warrants, 500,000 of warrants with a cashless exercise and 1,000,000 of cash warrants exercisable into common shares at $1.00 per share in exchange for 1,500,000 R Squared warrants (Note 8). The HTTI warrants expire on December 31, 2025.

In connection with the HTTI the reverse merger, on March 6, 2020, the President of HTTI surrendered 6 shares of HTTI Series A Convertible Preferred Stock.

As a result of the controlling financial interest of the former stockholders of R Squared, for financial statement reporting purposes, the acquisition has been treated as a reverse acquisition with R Squared deemed the accounting acquirer and HTTI deemed the accounting acquiree under the acquisition method of accounting.

The reverse acquisition is deemed a capital transaction and the net assets of R Squared (the accounting acquirer), and its wholly owned subsidiaries, are carried forward to HTTI (the legal acquirer and the reporting entity) at their carrying value before the acquisition. The acquisition process utilizes the capital structure of HTTI and the assets and liabilities of R Squared which are recorded at their historical cost.

The fair values of assets acquired, and liabilities assumed, in connection with this acquisition are as follows:

The fair values of assets acquired, and liabilities assumed, in connection with this acquisition are as follows:

Cash	$769
Accounts payable	(3,200)
Accrued expenses	(17,700)
Accrued interest payable	(31,218)
Notes payable	(75,437)
Convertible notes payable	(107,350)
Derivative liability	(358,335)
$(592,471)

F-28

If the reverse acquisition had occurred on January 1, 2019, proforma unaudited consolidated statements of operations for the nine months ended September 30, 2020 and 2019, would be as follows:

	2020	2019
Revenues	$174,345	$-
Operating Expenses	313,642	499,049
Net loss from operations	(139,297)	(499,049)
Other income (expense)	(579,550)	(186,620)
Net loss	$(718,847)	$(685,669)

Skyborne Technology, Inc. and Subsidiaries

As discussed in Note 1, R Squared completed an acquisition of all outstanding capital stock of Skyborne Technology, Inc., formerly a related party (Note 5), with an effective date of October 29, 2019, in a transaction accounted for under the acquisition method of accounting, whereby the assets acquired and the liabilities, if any assumed are to be valued at fair value, and compared to the fair value of the consideration given to identify if there are any identifiable intangible assets to be recognized as a result of the transaction.

As a result of the acquisition, Skyborne is now a wholly owned subsidiary of the Company and is included in the accompanying consolidated financial statements only from the effective date through December 31, 2019. The recorded cost of this acquisition was based upon the fair market value of the assets and liabilities acquired.

As consideration for all outstanding shares of Skyborne capital stock, the Company issued 5,000,000 shares of the Company’s common stock valued at par based on the previous cash purchases of the Company’s common stock.

The fair values of assets acquired, and liabilities assumed, in connection with this acquisition are as follows:

Cash	$3,963
Inventory	145,481
Receivables, related party	45,965
Airport	602,395
Airship materials and equipment	136,611
Right of use asset	28,600
Accrued interest	(102,341)
Short-term advances - related parties	(18,700)
Lease liability	(28,600)
Notes payable	(450,000)
Senior secured convertible notes payable - related parties	(1,077,736)
$(714,362)

If the acquisition had occurred on January 1, 2019, proforma unaudited consolidated statements of operations for the nine months ended September 30, 2020 and 2019, excluding HTTI, would be as follows:

	2020	2019
Revenues	$174,345	$-
Operating Expenses	261,520	443,991
Net loss from operations	(87,175)	(443,991)
Other income (expense)	2,467,645	(122,802)
Net income (loss)	$2,380,470	$(467,929)

F-29

Note 4.    Debt

A summary of the Company’s debt at September 30, 2020 and December 31, 2019, by counterparty, is as follows:

			Common Shares if	Interest		Balance
Origination	Maturity	Convertible	Converted	Rate		2020	2019

Noteholder 1
9/21/2018	1/9/2022	Yes	-	6%	[b]	$-	$110,000
11/23/2018	1/9/2022	Yes	-	6%	[b]	-	137,500
12/28/2018	1/9/2022	Yes	-	6%	[b]	-	27,500
10/2/2017	1/9/2022	Yes	-	6%	[b]	-	187,533
1/4/2019	1/4/2020	Yes	-	10%	[b]	-	110,000
1/11/2019	1/11/2022	Yes	-	6%	[a]	-	987,177
2/22/2019	2/22/2020	Yes	-	10%	[b]	-	99,000
2/21/2019	2/21/2020	Yes	-	10%	[b]	-	220,000
3/6/2019	4/8/2019	No	-	10%	[b]	-	450,000
4/17/2019	4/16/2020	Yes	-	10%	[b]	-	137,500
7/11/2019	7/11/2020	Yes	-	10%	[b]	-	55,000
8/16/2019	8/16/2020	Yes	-	10%	[b]	-	38,850
8/24/2018	1/9/2022	No	-	6%	[b]	-	75,000
8/28/2019	8/28/2020	Yes	-	10%	[b]	-	110,000
10/7/2019	10/7/2020	Yes	-	6%	[b]	-	55,000
1/27/2020	5/28/2021	Yes	3,847,514	6%		1,923,757	-
3/18/2020	7/20/2020	No	-	6%		100,005	-
6/8/2020	6/8/2021	Yes	44,000	6%		44,000	-
9/7/2020	9/7/2021	Yes	55,000	6%		27,500	-

Noteholder 2
10/2/2017	1/9/2022	Yes	-	6%	[c]	-	55,555
8/13/2018	1/9/2022	Yes	-	6%	[c]	-	11,111
9/21/2018	1/9/2022	Yes	-	6%	[c]	-	27,779
12/24/2018	1/9/2022	Yes	-	6%	[c]	-	2,750
12/31/2018	1/9/2022	Yes	-	6%	[c]	-	310,820
10/2/2017	1/9/2022	Yes	-	6%	[c]	-	34,689
10/7/2019	10/7/2020	Yes	-	6%	[c]	-	9,900
1/27/2020	5/28/2021	Yes	1,025,184	10%		512,592	-

Noteholder 3
12/31/2018	1/9/2022	Yes	-	6%	[d]	-	37,096
5/2/2018	5/2/2022	Yes	-	6%	[d]	-	10,000
1/11/2019	1/11/2022	Yes	-	6%	[a]	-	800,000
1/27/2020	5/28/2021	Yes	112,908	6%		56,454	-
6/8/2020	6/8/2021	Yes	22,000	6%		11,000	-

Noteholder 4
1/11/2019	1/11/2022	Yes	-	6%	[a]	-	338,038
1/22/2019	1/22/2020	Yes	-	10%	[e]	-	55,000
1/27/2020	5/28/2021	Yes	116,918	6%		58,459	-

Noteholder 5
10/7/2019	10/7/2020	Yes	-	6%	[f]	-	27,500
1/27/2020	5/28/2021	Yes	55,542	6%		27,771	-
2/6/2020	2/21/2020	No	-	0%		5,000	-
3/10/2020	6/9/2020	No	-	0%		5,000	-
7/13/2020	8/12/2020	Yes	660,000	10%		33,000	-
7/22/2020	7/22/2021	Yes	55,000	6%		27,500	-

Noteholder 6
12/17/2019	3/17/2020	No	-	10%		8,250	8,250

Noteholder 7
12/17/2019	3/17/2020	No	-	10%		5,500	5,500

Noteholder 8
12/19/2019	3/19/2020	No	-	10%		5,500	5,500

Noteholder 9
1/7/2020	4/7/2020	No	-	10%		5,500	-

Noteholder 10
1/9/2020	7/7/2020	No	-	10%		5,500	-

Noteholder 11
1/28/2020	7/28/2020	No	-	10%		2,750	-

Noteholder 12
4/23/2017	4/23/2019	Yes	1,329,700	24%		66,485	-

Noteholder 13
4/23/2017	-	No	-	3%		29,937	-

Noteholder 14
5/1/2020	12/31/2020	Yes	200,000	10%		10,000	-
6/8/2020	6/8/2021	Yes	22,000	6%		11,000	-
7/6/2020	1/31/2021	Yes	250,000	10%		12,500	-

Noteholder 15
6/3/2020	10/3/2020	Yes	11,000	6%		5,500	-

Noteholder 16
5/21/2020	5/21/2021	Yes	-	6%		11,000	-

			7,806,766			3,011,460	4,539,548
Less unamortized discount						(20,266)	(26,047)
						$2,991,194	$4,503,541

F-30

Assumption of Debt

Pursuant to a Contingent Assumption Agreement dated January 3, 2019 entered into by the Company with three holders of the Company’s Senior Secured Convertible Notes Payable (collectively, the "Investors"), the Company agreed, if and when the Put Right is exercised, to effectively assume certain debt of Omni held by the Investors on the date of the Contingent Assumption Agreement and specified on a schedule which was to have been attached to the Contingent Assumption Agreement.  As such, upon exercise of the Put Right on August 16, 2019, the Company became obligated under the Contingent Assumption Agreement to effectively assume and to issue notes to the Investors with respect to approximately $2,125,215a in aggregate amount of indebtedness which are to bear interest at 6% per annum effective from January 11, 2019, are to mature on January 11, 2022 and are to be convertible into the Company’s common stock at $1.00 per share of stock. The $2,125,215 in assumed debt plus related accrued interest payable was settled as part of the January 2020 reverse merger.

Notes Payable

During August 2018, R Squared entered into a Note Payable Agreement with Noteholder 1 pursuant to which a 6% note payable was issued in the principal amount of $75,000 due one year from issuance. The August 2018 note was extended three years to January 9, 2022 as a result of a forbearance agreement on January 1, 2019.

During December 2019, the Company entered into short-term note payable agreements with three related parties pursuant to which three 10% notes payable were issued with the principal amounts totaling $19,250, including $1,750 in total original issuance discounts, due three months from issuance. In connection with these short-term notes payable, the Company issued 17,500 shares of common stock resulting in an additional $9,625 discount on the short-term notes payable.

On April 23, 2017, HTTI entered into a Note Payable Agreement with a third party pursuant to which a promissory note was issued in the principal amount of $75,437 with no stated maturity. The note requires monthly interest only payments at prime plus 3% until the principal can be paid in full. The $75,437 balance of this HTTI promissory note was assumed by the Company in the HTTI reverse merger.

During January 2020, R Squared entered into short-term Note Payable Agreements pursuant to which three 10% notes payable were issued with principal amounts totaling $13,750 due three to six months from issuance.

On February 6, 2020, R Squared entered into a short-term Promissory Note Agreement with Noteholder 5 pursuant to which the Company issued a $5,000 note payable, due on February 21, 2020.

On March 10, 2020, R Squared entered into a short-term Note Payable Agreement with Noteholder 5 pursuant to which the Company issued a $20,000 note payable, including a $3,000 original issuance discount, due on June 9, 2020.

In connection with the HTTI Reverse Merger (Note 3), on January 27, 2020, HTTI entered into Security Purchase Agreement pursuant to which on March 18, 2020 a 18% secured convertible note payable was issued with principle totaling $100,000 due on July 20, 2020. The note is collateralized by a security interest in all of the existing and future assets of HTTI.

On April 22, 2020, $45,500 in principal and $6,789 in accrued interest related to the HTTI note payable with Noteholder 13 assumed in the reverse merger were assigned to a third party. On April 27, 2020, the Company issued 209,155 common shares to the third party in settlement of these amounts, resulting in a $156,866 loss on settlement of debt.

Convertible Notes Payable

During October 2017, the R Squared entered into a Securities Purchase Agreement pursuant to which an 8% Senior Secured Convertible Note was issued in the principal amount of $222,222. Since then, these convertible notes payable were assigned to two shareholders of R Squared who are also noteholders, with the first noteholder assuming $187,533 and the second noteholder assuming $34,689.

Additionally, during the year ended December 31, 2018, R Squared issued a series of Secured Convertible Notes Payable, some of which were issued in forbearance. Eight such notes were issued during the period from August 13, 2018 to December 31, 2018. These convertible notes were extended three years to January 9, 2022 as a result of a forbearance agreement on January 1, 2019. An additional ten notes were issued during the year ended December 31, 2019. These notes have similar terms, generally due one year from issuance with interest accruing at 10%. The notes are collateralized by a security interest in all of the existing and future assets of R Squared. The conversion price was $1.00 per share of R Squared stock, subject to adjustment in certain circumstances.

F-31

In connection with the HTTI reverse merger (Note 3), on January 27, 2020, HTTI consolidated R Squared and Skyborne principal and interest outstanding at December 31, 2019 by issuing five secured convertible notes payable. The notes are collateralized by a security interest in all of the existing and future assets of HTTI, are convertible $0.50 per share of HTTI common stock and are due on May 28, 2021 with interest accruing at rates ranging from 6% to 10%. The five secured convertible notes payable are as follows:

•	Noteholder 1 - $1,923,757 secured convertible note which consolidated $1,812,883[b] in principal and $110,874 in accrued interest outstanding at December 31, 2019.
•	Noteholder 2 - $512,592 secured convertible note which consolidated $452,604[c] in principal and $59,988 in accrued interest outstanding at December 31, 2019.
•	Noteholder 3 - $56,454 secured convertible note which consolidated $47,096[d] in principal and $9,358 in accrued interest outstanding at December 31, 2019.
•	Noteholder 4 - $58,459 secured convertible note which consolidated $55,000[e] in principal and $3,459 in accrued interest outstanding at December 31, 2019.
•	Noteholder 5 - $27,771 secured convertible note which consolidated $27,500[f] in principal and $221 in accrued interest outstanding at December 31, 2019.

On April 23, 2017, HTTI entered into a Convertible Note Payable Agreement with a third party pursuant to which an 8% convertible promissory note was issued in the principal amount of $120,000 due on April 23, 2019. HTTI defaulted on the convertible promissory note, which resulted in the interest rate being increased to 24% per annum from April 23, 2019. The conversion price is 50% of the average of the lowest trading price for common stock during the twenty-five (25) day trading period prior to conversion. If the Company’s share price at any time loses the bid then the conversion price is fixed at $0.00001. The $107,350 balance of this HTTI convertible promissory note was assumed by the Company in the HTTI reverse merger. During January 2020, principal totaling $30,000 from this note was assumed by Noteholder 5.

On March 17, 2020, Noteholder 5 submitted a conversion notice to convert principal, interest, and associated fees totaling $10,500 related to the April 23, 2017 assumed note into 30,000 common shares of the Company.

On April 29, 2020, Noteholder 5 submitted a conversion notice to convert principal, interest, and associated fees totaling $12,750 related to the April 23, 2017 assumed note into 50,000 common shares of the Company.

On June 1, 2020, Noteholder 5 submitted a conversion notice to convert principal, interest, and associated fees totaling $17,177 related to the April 23, 2017 assumed note into 68,707 common shares of the Company. As a result of the conversion, the principal related to the April 23, 2017 note assumed by Noteholder 5 was settled in full.

On May 1, 2020, the Company issued a 10% Convertible Note totaling $10,000 due December 31, 2020. The note entitles Noteholder 14 to convert the principal and unpaid interest into common stock at a conversion price per share equal to fifty percent (50%) of the lowest closing bid price for the Company’s common stock during the 20 trading day period immediately preceding the date of delivery of the conversion notice to the Company. At issuance of the note, the Company recognized a derivative liability (Note 2) of $35,489, with $10,000 being recognized as a discount being amortized over the life of the note and the remainder recognized as financing expense and included in interest expense on the accompanying consolidated statements of operations.

On May 21, 2020, the Company issued a secured convertible note payable due May 21, 2021 totaling $11,000 bearing interest at 10%. The note entitles Noteholder 16 to convert the principal and unpaid interest into the Company’s series B preferred stock at $0.50 per share, subject to adjustment in certain circumstances. An original issuance discount of $1,000 is being amortized over the life of the note.

On June 3, 2020, the Company issued a convertible note payable due October 3, 2020 totaling $5,500 bearing interest at 6%. The note entitles Noteholder 15 to convert the principal and unpaid interest into the Company’s common stock at $0.50 per share, subject to adjustment in certain circumstances. An original issuance discount of $500 is being amortized over the life of the note.

On June 8, 2020, the Company issued a convertible note payable due June 8, 2021 totaling $44,000 bearing interest at 6%. The note entitles Noteholder 1 to convert the principal and unpaid interest into the Company’s common stock at $1.00 per share, subject to adjustment in certain circumstances. An original issuance discount of $4,000 is being amortized over the life of the note.

On June 8, 2020, the Company issued a convertible note payable due June 8, 2021 totaling $11,000 bearing interest at 6%. The note entitles Noteholder 14 to convert the principal and unpaid interest into the Company’s common stock at $0.50 per share, subject to adjustment in certain circumstances. An original issuance discount of $1,000 is being amortized over the life of the note.

On June 8, 2020, the Company issued a convertible note payable due June 8, 2021 totaling $11,000 bearing interest at 6%. The note entitles Noteholder 3 to convert the principal and unpaid interest into the Company’s common stock at $0.50 per share, subject to adjustment in certain circumstances. An original issuance discount of $1,000 is being amortized over the life of the note.

F-32

On July 6, 2020, the Company issued a 10% Convertible Note totaling $12,500 due January 31, 2021. The note entitles Noteholder 14 to convert the principal and unpaid interest into common stock at a conversion price per share equal to fifty percent (50%) of the lowest closing bid price for the Company’s common stock during the 20 trading day period immediately preceding the date of delivery of the conversion notice to the Company. At issuance of the note, the Company recognized a derivative liability (Note 2) of  $52,739, with $12,500 being recognized as a discount being amortized over the life of the note and the remainder recognized as financing expense and included in interest expense on the accompanying consolidated statements of operations.

On July 13, 2020, the Company issued a 10% Convertible Note totaling $33,000 due August 12, 2020. The note entitles Noteholder 5 to convert the principal and unpaid interest into common stock at a conversion price per share equal to fifty percent (50%) of the lowest closing bid price for the Company’s common stock during the 30 trading day period immediately preceding the date of delivery of the conversion notice to the Company. At issuance of the note, the Company recognized a derivative liability (Note 2) of $169,011, with $30,000 being recognized as a discount being amortized over the life of the note and the remainder recognized as financing expense and included in interest expense on the accompanying consolidated statements of operations.

On July 22, 2020, the Company issued a convertible note payable due July 22, 2021 totaling $27,500 bearing interest at 6%. The note entitles Noteholder 5 to convert the principal and unpaid interest into the Company’s common stock at $0.50 per share, subject to adjustment in certain circumstances. An original issuance discount of $2,500 is being amortized over the life of the note.

On September 7, 2020, the Company issued a convertible note payable due September 7, 2021 totaling $55,000, of which half was funded as of September 30, 2020, bearing interest at 6%. The note entitles Noteholder 1 to convert the principal and unpaid interest into the Company’s common stock at $0.50 per share, subject to adjustment in certain circumstances. An original issuance discount of $2,500 is being amortized over the life of the note.

The future maturities of the Company’s debt as of September 30, 2020, are as follows:

December 31,	Amount
2020	$287,927
2021	2,723,533
$3,011,460

Interest expense related to the Company’s debt was $212,313 and $71,575 for the nine months ended September 30, 2020 and 2019, respectively.

Note 5.    Related Party Transactions

During the year ended December 31, 2018, R Squared issued six secured convertible promissory notes to Skyborne with principal totaling approximately $371,361, including discounts totaling approximately $33,861 due on year from issuance with interest accruing at 8% to 10%. From January 1, 2019 to October 29, 2019, R Squared issued twelve secured convertible promissory notes to Skyborne with principal totaling approximately $741,948, including discounts totaling approximately $63,768, due on year from issuance with interest accruing at 10%. The discounts recognized at issuance are being amortized over the life of the respective note.

The conversion price for voluntary conversions of these notes receivable for a single share of Common Stock is the lesser of (i) $1.00, (ii) if R Squared shall have delivered an Alternate Reset Notice to Skyborne, the Alternate Conversion Price, and (iii) after an Event of Default, and if so elected by R Squared, $.01, in each case subject to adjustment as provided in the notes.

As a result of the Skyborne acquisition (Note 3), these notes receivable and related accrued interest totaling $1,077,736 and $73,018, respectively, have been eliminated in these consolidated financial statements at September 30, 2020 and December 31, 2019.

Note 6.    Earnings per Share

FASB ASC Topic 260, Earnings Per Share, requires a reconciliation of the numerator and denominator of the basic and diluted earnings (loss) per share (EPS) computations.

Basic earnings (loss) per share are computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

F-33

The Company had no potential additional dilutive securities outstanding at September 30, 2020 and December 31, 2019, except as follows:

	September 30,	December 31,
	2020	2019
Potentially dilutive security:
Convertible debt	7,806,766	3,929,743
Warrants	1,500,000	1,500,000
Potentially dilutive securities	9,306,766	2,386,778

Note 7.    Commitments and Contingencies

The Company leases operating facilities in Wewahitchka, Florida on an annual basis for $2,350 per month.

Note 8.    Shareholders’ Deficit

Authorized Capital

The Company's authorized capital stock consists of 2,000,000,000 shares of $0.0001 par value per share common stock and 100,000,000 shares of $0.0001 par value per share preferred stock.

Common stock

The Company has one class of common stock authorized. Each share of common stock is entitled to one vote. At September 30, 2020 and December 31, 2019, there were 5,641,226 shares and 4,782,596 shares issued and outstanding, respectively.

Preferred stock

The Company has four classes of preferred stock authorized. At September 30, 2020 and December 31, 2019, there were 0 shares and 6 shares of Series A Convertible Preferred Stock issued and outstanding, respectively. In connection with the HTTI the reverse merger, the President of HTTI surrendered Series A Convertible Preferred Stock and HTTI issued shares of Series B, Series C, and Series D Convertible Preferred Stock (Note 3).

Warrants

Effective December 31, 2018, R Squared issued to two existing investors each a stock warrant in connection with a forbearance agreement entered into at that time with the investors. The warrants are convertible into 1,500,000 shares of common stock at a fixed conversion price of $1.50 for a period of 4 years. During January 2020, the warrants were exchanged as part of a reverse merger (Note 3).

Securities Exchange Agreement and Rescission

On January 11, 2019, the Company and its shareholders, noteholders and warrant holders entered into a Securities Exchange Agreement (the "Exchange Agreement") with Omni Shrimp, Inc., a Wyoming corporation ("Omni"), pursuant to which the R2 shareholders, noteholders and warrant holders exchanged with Omni all of the outstanding shares, notes and warrants of R2, and R2 thereupon became a wholly-owned subsidiary of Omni (the "Exchange Transaction"). In consideration for the exchange, Omni issued (i) to the R2 shareholders shares of a newly created Series F Preferred Stock of Omni (the "Series F Preferred Stock") and shares of a newly created Series G Preferred Stock of Omni (the "Series G Preferred Stock"), (ii) to the R2 noteholders, 2-year notes in the aggregate principal amount of $1,101,202.65 (the "Omni Exchange Notes"), bearing interest at 10% per annum, compounded daily, convertible into Omni common stock and (iii) warrants to purchase shares of Omni common stock.  The Series F Preferred Stock and Series G Preferred Stock together are convertible into Omni common stock which, in the aggregate, would represent 95% of the outstanding Omni common stock on a fully diluted basis after the conversion. The Omni Exchange Notes are secured by a blanket security interest in the Company's assets and by a pledge of the Company's stock owned by Omni.

F-34

Pursuant to the Exchange Agreement, the holders of a majority of the then outstanding shares of Series F Preferred Stock (the "Majority Shareholder") retained a right, exercisable upon the occurrence of certain agreed trigger events but prior to August 31, 2019 to put (the "Put Right"), and to cause all other former R2 shareholders, noteholders and warrant holders to put, all shares of Series F Preferred Stock and Series G Preferred Stock, notes and warrants issued to them by Omni in the Exchange Transaction in exchange for 100% of the then outstanding capital stock of R2 and all notes and warrants of R2 tendered in the Exchange Transaction, effectively rescinding the Exchange Transaction. In August 2019, the Majority Shareholder effectively rescinded the Exchange Transaction and exercised the Put Right (Note 4).

Founder’s Stock Restriction Agreements

On January 27, 2020, the Company entered into a Founder’s Stock Restriction Agreement and Consulting Agreement with the Company’s Corporate Operations Officer and Board Director. Under the Founder’s Stock Restriction Agreement, 500,000 common shares in R Squared held by the Corporate Operations Officer and Board Director, which were converted into Series B shares as part of the reverse merger, became unvested with shares vesting if performance conditions are met by January 27, 2021, and services under the Consulting Agreement and duties as Corporate Operations Officer and Board Director are performed through January 27, 2021.

On January 27, 2020, the Company entered into a Founder’s Stock Restriction Agreement and Consulting Agreement with the Company’s Vice President of Sales. Under the Founder’s Stock Restriction Agreement, 500,000 common shares in R Squared held by the Vice President of Sales, which were converted into Series B shares as part of the reverse merger, became unvested with shares vesting if performance conditions are met by January 27, 2021, and services under the Consulting Agreement and duties as Vice President of Sales are performed through January 27, 2021.

Note 9.    Subsequent Events

The Company has evaluated subsequent events after the balance sheet date and through the date the consolidated financial statements were available to be issued, noting no subsequent events which require disclosure.

F-35

  PART III EXHIBITS

EXHIBIT INDEX

Date of File
2.1	Articles of Domestication	2/12/2021
2.2	Articles of Amendment (Increase Auth. And Designation of Series A Preferred)	2/12/2021
2.3	Articles of Correction (Par Value Correction)	2/12/2021
2.4	Articles of Amendment (Name Change to “Success Entertainment Group Corp., USA”)	2/12/2021
2.5	Articles of Amendment (Name Change to “Mariner’s Choice International, Inc.”)	2/12/2021
2.6	Articles of Amendment (Name Change to “Han Tang Technology, Inc.”)	2/12/2021
2.7	Articles of Amendment (Designations for Series B, C and D Preferred)	2/12/2021
2.8	Articles of Amendment (Amendment to Series B, C, and D designations)	2/12/2021
2.9	Articles of Amendment (Name Change to “UAV Corp.”	2/12/2021
2.10	Restate Bylaws of the Corporation	2/12/2021
4.1	Form of Subscription Agreement	4/2/2021
6.1	Share Exchange Agreement between shareholders of SkyBorne Technologies, Inc. and shareholders of R Squared Technologies, Inc.	2/12/2021
11.1	Consent of Eilers Law Group, P.A. (Included in 12.1)
12.1	Opinion of Eilers Law Group, P.A.	4/2/2021

51

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Wewahitchka, Florida on this

16th day of April 2021.

By:	/s/ Michael F Lawson
Michael F. Lawson CEO, Director Principal Executive Officer Principal Financial Officer Principal Accounting Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ William Robinson	4/16/2021
	William Robinson Chairman	Date

By:	/s/ Brian Kistler	4/16/2021
	Brian Kistler Director	Date

52